Exhibit (c)(iv) PRE PRELIMI LIMINAR NARY Y DRA DRAFT FT Conf Confid idential ential Project Rover Special Committee Discussion Materials April 17, 2024

PRELIMINARY DRAFT Confidential Discussion Agenda • Overview of Current Situation • Overview of Rover Management Plan and Preliminary Valuation Analyses – Qatalyst Partners – Barclays • Board Discussion on Next Steps 2

PRELIMINARY DRAFT Confidential Overview of Current Situation 3

PRELIMINARY DRAFT Confidential Overview of Current Situation Recent Background • On January 26, New Mountain Capital and its affiliates (“New Mountain Capital” or “NMC”) privately submitted a request to the Rover board for a waiver of the standstill restriction contained in the Investor Rights Agreement between Rover and NMC − The request included a draft proposal (“New Mountain Capital Draft Proposal” or “NMC Draft Proposal”) with a purchase price of $13.75 per share in cash for 100% of the shares of Rover not owned by NMC (stated that NMC would pursue the transaction without any rollover from TB/A) − On February 26, NMC filed an updated 13D, making the NMC Draft Proposal public, and also included a statement that NMC and TCP-ASC (“TCP-ASC” or “TB/A”) were in active discussions to make a joint proposal • On March 8, NMC orally requested a waiver from certain antitakeover statutes to continue to pursue a joint transaction with NMC • On March 11, Rover publicly announced via press release the formation of the Special Committee to evaluate strategic alternatives and stated its commitment to enhancing shareholder value • Also on March 11, TB/A filed a 13D requesting a waiver from certain antitakeover statutes to continue to pursue a joint transaction with NMC and stating its belief that any transaction other than a “Joint Transaction would be difficult if not impossible to execute” • On March 18, a letter was sent to NMC and TB/A by the Special Committee directing them to cease discussions regarding a potential joint transaction • On March 19, Rover filed an 8-K publicly disclosing (1) the retention of Qatalyst Partners and Barclays (the “Financial Advisors”) as financial advisors, and Skadden as legal counsel, to the Special Committee and (2) the Special Committee’s direction to NMC and TB/A to cease their discussions • Both NMC and TB/A have verbally confirmed to the Financial Advisors that they are no longer in discussions with one another 4

PRELIMINARY DRAFT Confidential Overview of Current Situation (Continued) Current Status of Discussions with NMC, TB/A and other Key Board / Customer Constituents • The Financial Advisors spoke to NMC on March 25 and April 4, and NMC advised that they: − Remain focused on quick resolution of the current discussions with minimal distraction to Rover management given current business dynamics − Are supportive of a potential process to consider other proposals (potentially willing to make a public statement to that effect) − Are willing to sell their shares, but believe their clearing price is likely not attainable given current conditions − Prefer to partner with TB/A, but open to others in addition to TB/A − View customer diligence with Ascension as critical to NMC’s willingness to undertake a transaction − Believe Rover has operational issues that weigh on their view of value and emphasized need for a quick / efficient resolution − Prior to ceasing discussions with TB/A, had tentatively agreed on economic terms of a potential transaction with TB/A and were still working through certain governance provisions • The Financial Advisors spoke to TB/A on March 28 and April 9 − TB/A advised that they are very focused on customer support of Ascension during critical time in the industry − TB/A was leaning against supporting a process and was non-committal as to whether they would participate in a process as bidders − TB/A noted that they believe it is critically important to move quickly given current business dynamics and challenges Rover is facing − TB/A reiterated they are not a seller and expressed the utmost importance of the relationship between Rover and Ascension • In addition, the Financial Advisors spoke to certain Board members (including those that are customer representatives): Joe Flanagan (former Rover CEO); Dominic Nakis (Sutter Health); Clay Ashdown (Intermountain); Erik Wexler (Providence); and David Dill (LifePoint) − Feedback was broadly consistent with a focus on shareholder value, customer service and retention and minimizing distractions for management to focus on execution − All parties expressed a desire to move quickly to resolution 5

PRELIMINARY DRAFT Confidential Overview of Current Situation (Continued) Management Plan Update • Rover Management has prepared a longer-term Management Plan (“Management Plan”) for purposes of the Special Committee’s evaluation − The Management Plan includes 7 years of financial projections (2024-2030), with 2024 based on the 2024 Board-approved budget (adjusted for the impact of the Change Healthcare cyber attack) − The Management Plan was prepared by Management to reflect a balanced view of potential future performance − The Management Plan includes the impact of Rover’s acquisition of Acclara, as well as the impact of the Change Healthcare cyber attack − In preparing the Management Plan, Management and the Special Committee also consulted with Joe Flanagan (former Rover CEO) to stress-test key assumptions and receive additional feedback • The Management Plan was presented by Rover Management to the Special Committee on April 5 − The presentation included a review with the Special Committee of the basis for the projections, areas of potential upside, potential risks, and detail on key areas of the business (including End-to-End, Physicians, Modular, the Acclara acquisition, etc.) − Management noted key revenue growth and cost assumptions underlying the Management Plan, as well as free cash flow and debt paydown projections − Potential risks and opportunities outside of the Management Plan were also discussed − The Special Committee had follow-up questions, which were addressed by Management on April 5, April 7 and April 9 • The Special Committee approved the Management Plan for use by the Financial Advisors in valuation work on April 9 − The Financial Advisors have prepared preliminary valuation analyses based on the Management Plan 6

PRELIMINARY DRAFT
Confidential

Rover Share Price Over Time and Illustrative Statistics at Various Prices

Share Price Over Time



$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Jan-15
Jan-16
Jan-17
Jan-18
Jan-19
Jan-20
Jan-21
Jan-22
Jan-23
Jan-24
Jan. 10, 2022
Rover announced all-stock acquisition of Cloudmed for $4.1Bn
1-Day Price Rxn.: (1%)
Nov. 8, 2022
Announced Q3'22 earnings miss and retirement of Joe Flanagan / appointment of Lee Rivas
1-Day Price Rxn.: (50%)
NMC Draft Proposal: $13.75(6)
Unaffected Price (2/23)(5): $11.10
Current: $12.21
Feb. 26, 2024
Public filing of the NMC Draft Proposal for $13.75 / share (all-cash) and issuance of open letter regarding NMC Draft Proposal by Coliseum Capital
1-Day Price Rxn.: +25%

Rover Illustrative Statistics at Various Prices

($MM, except per share amounts)

Illustrative Share Price:	*Statistic*	Rover Unaffected 2/23/24 (5) $11.10	Rover Current 4/16/24 $12.21	NMC Draft Proposal 2/26/24 (6) $13.75
Implied Transaction Premium				
Premium to Price Prior to Public Disclosure of NMC Draft Proposal (2/23/24) (5)	*$11.10*	*-*	*10%*	*24%*
Premium to Current Price (4/16/24)	*12.21*	*(9%)*	*-*	*13%*
Premium to 30-Day VWAP (Prior to Public Disclosure of NMC Draft Proposal) (1)(5)	*10.31*	*8%*	*18%*	*33%*
Premium to LTM High Share Price	*18.49*	*(40%)*	*(34%)*	*(26%)*
Implied Valuation & Multiples				
Fully-Diluted Equity Value (2)		**$5,113**	**$5,653**	**$6,402**
Fully-Diluted Enterprise Value (2)		**$7,286**	**$7,826**	**$8,575**
Street Consensus Estimates				
Adj. EBITDA Multiples (3)				
CY24E / NTM	*$659*	10.7x	11.9x	13.0x
CY25E	*778*	9.1	10.1	11.0
Rover Management Plan				
Adj. EBITDA Multiples (4)				
CY24E / NTM	*$655*	11.1x	11.9x	13.1x
CY25E	*766*	9.5	10.2	11.2

BARCLAYS
Qatalyst PARTNERS

Note: Current market prices as of April 16, 2024.
(1) Volume-weighted average prices based on trading days per FactSet as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.
(2) Rover capitalization per Rover 10-K for the period ended December 31, 2023. Balance sheet statistics per Rover 10-K for the period ended December 31, 2023, pro forma for the close of the Acclara transaction per management as of March 2024.
(3) Rover Street projections based on FactSet mean consensus estimates as of April 16, 2024.
(4) Rover Management Plan provided by Rover Management in April 2024.
(5) Statistics based on Rover's stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.
(6) Reflects New Mountain Capital Draft Proposal publicly filed on February 26, 2024.

7

PRELIMINARY DRAFT Confidential Overview of Rover Daily Trading From Week of Request for Waiver of Investor Rights (January 22, 2024) to Current (April 16, 2024) Mar. 19, 2024 Feb. 26, 2024 Rover discloses it has hired advisors to the Share Price Trading Volume (000s) Public filing of the NMC Draft Proposal for $13.75 / share Special Committee and that it has rejected (all-cash) and issuance of open letter regarding NMC Draft $15.00 35,000 TCP-ASC and NMC’s request for a waiver Proposal by Coliseum Capital of the standstill agreement 1-Day Price Rxn.: +25% 1-Day Price Rxn.: (1%) 30,000 $14.00 Feb. 22, 2024 25,000 UnitedHealth announces Jan. 26, 2024 suspected cybersecurity breach of $13.00 New Mountain Capital delivers a Change Healthcare IT systems Rover Mar. 11, 2024 private request for the waiver of $12.21 1-Day Price Rxn.: (0%) 20,000 certain provisions of their Investor Rover announces the formation of the (1) +10% vs. 2/23 Rights Agreement special committee; TCP-ASC files 13D $12.00 (12%) vs. 2/26 amendment disclosing request for a 15,000 waiver of take-over statutes and a statement that they are not a seller $11.00 1-Day Price Rxn.: +1% 10,000 $10.00 5,000 Selected (2) HCIT (1) (10%) vs. 2/23 $9.00 0 1/22 1/23 1/24 1/25 1/26 1/29 1/30 1/31 2/1 2/2 2/5 2/6 2/7 2/8 2/9 2/12 2/13 2/14 2/15 2/16 2/20 2/21 2/22 2/23 2/26 2/27 2/28 2/29 3/1 3/4 3/5 3/6 3/7 3/8 3/11 3/12 3/13 3/14 3/15 3/18 3/19 3/20 3/21 3/22 3/25 3/26 3/27 3/28 4/1 4/2 4/3 4/4 4/5 4/8 4/9 4/10 4/11 4/12 4/15 4/16 (11%) vs. 2/26 % Daily Δ Rover: (1%) 0% (3%) 2% 1% (2%) 0% 5% 0% (3%) (2%) 0% 2% (1%) 4% (3%) 4% 2% (3%) (1%) (1%) 4% (0%) 25% 5% (1%) (2%) (0%) (0%) (0%) (0%) 2% (2%) 1% 0% (1%) (2%) (1%) (3%) (1%) 0% (0%) (1%) 0% (0%) 0% (1%) (2%) 0% 0% (0%) (1%) 2% 1% (1%) 1% (2%) (1%) (1%) (2) (0%) (0%) 0% 1% 1% (1%) (2%) 2% (3%) (1%) 2% (0%) (1%) 1% 2% (3%) 2% 2% (1%) (0%) (2%) (1%) 2% 1% (1%) (3%) 0% 0% 0% (1%) (1%) 1% 1% (1%) (0%) (1%) (2%) (1%) 1% 1% 0% (1%) (2%) (0%) 0% 1% 1% (2%) (1%) (1%) (1%) (0%) 1% 1% (1%) 0% (1%) (2%) (0%) Selected HCIT : Cumulative Volume (% of Common Shares 1% 2% 2% 3% 4% 5% 5% 7% 7% 8% 8% 9% 9% 10% 10% 11% 11% 12% 13% 13% 14% 15% 17% 24% 28% 29% 30% 31% 33% 34% 34% 35% 36% 37% 38% 38% 39% 40% 40% 41% 42% 43% 43% 44% 45% 45% 46% 47% 48% 48% 49% 49% 49% 50% 50% 51% 51% 52% 52% Outstanding): Source: Closing prices and volumes per FactSet as of April 16, 2024. (1) Unaffected statistics as of February 23, 2024, the trading day prior to public filing of the New Mountain Capital Draft Proposal. 8 (2) Selected healthcare information technology group includes HealthEquity, Evolent Health, Progyny, Omnicell, HealthStream, Premier, Phreesia, Health Catalyst, and TruBridge as per Qatalyst Partners analysis.

PRELIMINARY DRAFT Confidential Management P&L Summary Historicals Management Plan Calendar Year Ended December 31, '24B-'30E 2021A 2022A 2023A 2024B 2025E 2026E 2027E 2028E 2029E 2030E CAGR ($ in millions, except per share values) Revenue $1,475 $1,806 $2,254 $2,666 $2,913 $3,123 $3,392 $3,677 $3,962 $4,261 8.1% % growth 22.5% 24.8% 18.3% 9.2% 7.2% 8.6% 8.4% 7.8% 7.5% Gross Profit $567 $758 $1,025 $1,202 $1,326 $1,457 $1,612 $1,750 $1,874 $2,007 8.9% % margin 38.5% 41.9% 45.5% 45.1% 45.5% 46.7% 47.5% 47.6% 47.3% 47.1% (-) Support Costs (221) (334) (410) (547) (560) (583) (611) (641) (673) (706) Adj. EBITDA $346 $424 $614 $655 $766 $874 $1,001 $1,109 $1,202 $1,301 12.1% % margin 23.5% 23.5% 27.3% 24.6% 26.3% 28.0% 29.5% 30.1% 30.3% 30.5% (-) Depreciation & Amortization (78) (172) (278) (341) (346) (363) (375) (388) (402) (416) (-) Stock-Based Compensation (77) (65) (72) (84) (92) (95) (100) (108) (117) (125) (-) Non-Recurring Costs (56) (190) (117) (114) (60) (35) (30) (30) (30) (30) Income from Operations $136 ($3) $148 $117 $268 $381 $496 $582 $653 $729 35.7% Note: Rover filings, Management Plan. 9

PRELIMINARY DRAFT Confidential Qatalyst Partners: Overview of Rover Management Plan and Preliminary Valuation Analyses 10

Legend

Street (green)

Rover Mgmt. Plan (blue)

Overview of Rover Management Plan

Revenue ($MM)



Actual
Projection
Budget
2024E Rev. Guidance
$2,625 - $2,675
Organic Rev.(1)
Excludes $295M rev. contribution from Acclara
$2,351
$2,371
$1,475
$1,806
$2,254
$2,666
$2,644
$2,956
$2,913
$3,262
$3,123
$3,850
$3,392
$4,269
$3,677
$3,962
$4,261
CY23A-CY28E CAGR: 14%
CY23A-CY30E CAGR: 10%
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

	2024E	2025E	2026E	2027E	2028E
Forecast vs. Street:	0.6%	(1.6%)	(4.4%)	(11.9%)	(13.9%)
# Brokers:	16	16	10	3	3

Adjusted EBITDA ($MM)



Actual
Projection
Budget
2024E EBITDA Guidance
$650 - $670
Organic EBITDA(1)
Excludes $34M EBITDA contribution from Acclara (11% mgn.)
$627
+2% gr.
$622
+1% gr.
$346
$424
$614
$659
$655
$778
$766
$889
$874
$1,059
$1,001
$1,198
$1,109
$1,202
$1,301
CY23A-CY28E CAGR: 14%
CY23A-CY30E CAGR: 11%
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Street EBITDA Gr.:	7.8%	17.8%	14.4%	18.7%	13.1%		
Mgmt. EBITDA Gr.:	6.7%	16.9%	14.1%	14.5%	10.7%	8.4%	8.2%
Forecast vs. Street:	(1.0%)	(1.8%)	(2.0%)	(5.5%)	(7.5%)		
# Brokers:	16	16	10	3	3		

Revenue Growth YoY (%)



Actual
Projection
Budget
16%
22%
25%
18%
17%
Organic Rev. Gr.(1)
Excludes $295M rev. contribution from Acclara
4%
5%
12%
9%
10%
7%
18%
9%
11%
8%
8%
8%
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Adjusted EBITDA Margin (%)



Actual
Projection
Budget
27%
26%
23%
23%
27%
25%
25%
26%
26%
28%
27%
30%
28%
30%
28%
30%
31%
Organic EBITDA Mgn.(1)
Excludes $34M EBITDA contribution from Acclara (11% mgn.)
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Source: Company filings and FactSet as of April 16, 2024. Rover Management Plan provided by Rover Management in April 2024.
Note: Historical statistics per latest available publicly filed Rover financial statements. Street consensus estimates for 2029E and onwards are excluded due to limited broker coverage.
(1) Organic statistics pro forma for the acquisition of Acclara announced on December 6, 2023; statistics per Rover Management as April 2024.

11

CONFIDENTIAL | PRELIMINARY DRAFT

Catalyst PARTNERS

Rover NTM EBITDA Multiples and Selected Statistics Over Time

From January 1, 2017 to Current (April 16, 2024)

	Average Statistics Over Time								Unaffected (2)	
	2017	2018	2019	2020	2021	2022	2023	2024YTD (1)	Current	(2/23/24)
NTM EBITDA Mult.	-	29.8x	18.2x	17.8x	24.1x	18.7x	13.5x	9.5x	11.9x	10.7x
NTM Rev. Gr.	79%	80%	30%	8%	16%	15%	13%	13%	17%	19%
NTM EBITDA Mgn.	2%	7%	14%	19%	23%	26%	27%	27%	25%	25%
NTM EBITDA Gr.	NM	NM	NM	30%	33%	18%	17%	12%	7%	11%



NTM EBITDA Mult.
NTM Rev. Gr.
NTM EBITDA Mgn.
COVID-19
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
70%
60%
50%
40%
30%
20%
10%
0%
Jan-17
Jan-18
Jan-19
Jan-20
Jan-21
Jan-22
Jan-23
Jan-24
Jan. 10, 2022
Rover announces 100% stock acquisition of Cloudmed for $4.1Bn
1-Day Price Rxn.: (1%)
Unaffected NTM EBITDA Mult. (2/23)(2): 10.7x
Current: 11.9x
NTM EBITDA Margin: 25%
NTM Rev. Growth: 17%

12

Source: FactSet as of April 16, 2024. Note: Limited analyst coverage for Rover until August 2017. Note: Certain statistics shown pro forma for Rover's acquisition of Cloudmed from June 21, 2022 to August 2, 2023.

(1) Average statistics in 2024 calculated up until February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

(2) Statistics based on Rover's stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

CONFIDENTIAL | PRELIMINARY DRAFT

Catalyst PARTNERS

Average Trading Statistics Over Time Unaffected 2017 2018 2019 2020 2021 2022 2023 2024YTD (2) (2/23/24)(4) Current Rover (3) NM 29.8x 18.2x 17.8x 24.1x 18.7x 13.5x 9.5x 10.7x 11.9x NTM Rev. Gr. 79% 80% 30% 8% 16% 15% 13% 13% - 17% NTM EBITDA Gr. NM NM NM 30% 33% 18% 17% 12% - 7% NTM EBITDA Mgn. 2% 7% 14% 19% 23% 26% 27% 27% - 25% Selected HCIT Long-Term Trading Selected HCIT (1) 16.0x 18.5x 17.1x 16.9x 19.7x 17.4x 14.9x 12.9x 12.5x 10.9x NTM Rev. Gr. 20% 12% 14% 13% 13% 17% 13% 10% - 9% NTM EBITDA Gr. (2%) (17%) 198% (8%) 23% 21% 32% 4% - 2% From January 1, 2017 to Current (April 16, 2024) NTM EBITDA Mgn. 20% 21% 19% 14% 14% 11% 15% 17% - 17% COVID-19 Selected Business Process Outsourcing (5) 13.2x 14.3x 14.5x 14.9x 15.3x 13.9x 11.8x 9.9x 10.2x 8.9x NTM Rev. Gr. 9% 11% 10% 2% 10% 11% 10% 7% - 6% NTM EBITDA NTM EBITDA Gr. 19% 20% 21% 2% 7% 11% 11% 9% - 9% Multiple NTM EBITDA Mgn. 17% 17% 18% 18% 21% 22% 22% 22% - 22% 24.0x Legend Rover 22.0x Selected Healthcare Information Technology Selected Business Process Outsourcing 20.0x 18.0x 16.0x 14.0x Current: 10.9x 12.0x Unaffected (4) (2/23) : 10.7x 10.0x Current: 11.0x Current: 8.9x 8.0x 6.0x 4.0x Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Jan-23 Jan-24 Source: FactSet as of April 16, 2024. Limited analyst coverage for Rover until August 2017. (3) Rover revenue growth is not pro forma for acquisitions. Note: Certain statistics shown pro forma for Rover’s acquisition of Cloudmed from June 21, 2022 to August 2, 2023. (4) Statistics based on Rover’s stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the (1) Selected healthcare information technology group includes HealthEquity, Evolent Health, Progyny, Omnicell, HealthStream, Premier, NMC Draft Proposal. 13 Phreesia, Health Catalyst, and TruBridge. (5) Selected business process outsourcing group includes Genpact, Exlservice, and WNS. (2) 2024YTD average statistics for Rover calculated up until February 23, 2024, the trading day prior to public filing of the NMC Draft CONFIDENTIAL | PRELIMINARY DRAFT Proposal.

CY24E Operating Statistics of Selected Companies

Legend
Selected Healthcare Information Technology
Selected Business Process Outsourcing



CY24E Rev. ($MM):
$2,644
$2,666
$2,468
$428
$1,298
$1,155
$294
$309
$344
$1,314
$1,064
$1,800
$1,338
$4,589
CY23A-24E Revenue Growth
Organic Growth(2)
4%
5%
Median: 5%
Median: 3%
17%
18%
26%
22%
19%
17%
5%
4%
2%
(0%)
(7%)
10%
3%
3%
Rover (Street)
Rover (Mgmt.) (1)
Evolent Health
Phreesia
Progyny
HealthEquity
HealthStream
Health Catalyst
TruBridge
Premier
Omnicell
ExlService
WNS
Genpact
CY23A-24E Adjusted EBITDA Growth
Organic Growth(2)
2%
1%
Median: 14%
Median: 12%
7%
7%
30%
22%
21%
7%
(3%)
(13%)
NM
NM
NM
12%
12%
3%
Rover (Street)
Rover (Mgmt.) (1)
Evolent Health
HealthEquity
Progyny
HealthStream
TruBridge
Premier
Omnicell
Phreesia
Health Catalyst
ExlService
WNS
Genpact
Adjusted EBITDA Margin
Median: 13%
Median: 21%
25%
25%
39%
31%
22%
17%
13%
10%
9%
8%
3%
27%
21%
19%
Rover (Street)
Rover (Mgmt.) (1)
HealthEquity
Premier
HealthStream
Progyny
TruBridge
Evolent Health
Omnicell
Health Catalyst
Phreesia
WNS
ExlService
Genpact

Source: FactSet as of April 16, 2024.
Note: Rover consensus estimates shown are current (as of April 16, 2024).
(1) Rover Management Plan Statistics per Rover Management as of April 2024.
(2) CY24E organic growth statistics pro forma for the acquisition of Acclara announced on December 6, 2023; statistics per Rover Management as of April 2024.

14

CONFIDENTIAL | PRELIMINARY DRAFT

Catalyst Partners

Legend Selected Healthcare Information Technology Selected Business Process Outsourcing CY25E Operating Statistics of Selected Companies CY25E Rev. $2,956 $2,913 $1,556 $507 $2,885 $1,312 $344 $368 $1,132 $309 $1,335 $2,004 $1,461 $4,851 ($MM): Median: 12% Median: 9% 20% 19% 17% 14% 12% 11% 12% 9% 9% 7% 6% 6% 5% 2% Rover (Street) Rover (Mgmt.) (1) Progyny Phreesia Evolent Health HealthEquity Health Catalyst TruBridge Omnicell HealthStream Premier ExlService WNS Genpact Median: 20% Median: 12% 33% 29% 22% 20% 18% 17% 17% 12% 13% 12% 6% NM NM (1%) Rover (Street) Rover (Mgmt.) (1) Omnicell Evolent Health Progyny TruBridge HealthEquity HealthStream Premier Phreesia Health Catalyst WNS ExlService Genpact Median: 15% Median: 22% 40% 30% 28% 26% 26% 23% 22% 20% 18% 15% 12% 11% 11% 8% Rover (Street) Rover (Mgmt.) (1) HealthEquity Premier HealthStream Progyny TruBridge Omnicell Evolent Health Health Catalyst Phreesia WNS ExlService Genpact Source: FactSet as of April 16, 2024. Note: Rover consensus estimates shown are current (as of April 16, 2024). 15 (1) Rover Management Plan provided by Rover Management in April 2024. CONFIDENTIAL | PRELIMINARY DRAFT CY24E-25E Adjusted CY24E-25E Adjusted EBITDA Margin EBITDA Growth Revenue Growth

Trading Statistics of Selected Companies



Legend
Selected Healthcare Information Technology
Selected Business Process Outsourcing
EV ($Bn):
$7.3 (1)
$7.9
$1.3
$0.7
$2.9
$2.3
$4.2
$1.4
$0.3
$0.3
$4.9
$2.3
$6.4
CY24E Revenue Multiple
Current: 3.0x
Median: 1.7x
Median: 1.7x
2.7x
6.9x
3.1x
2.3x
2.3x
1.7x
1.7x
1.3x
0.9x
0.8x
2.7x
1.7x
1.4x
Rover (Unaffected) (1)
HealthEquity
Phreesia
HealthStream
Progyny
Premier
Evolent Health
Omnicell
TruBridge
Health Catalyst
ExlService
WNS
Genpact
CY24E Adj. EBITDA Multiple
Current: 11.9x
Median: 11.7x
Median: 7.5x
10.7x
17.7x
16.6x
13.6x
13.0x
10.5x
10.3x
6.4x
5.5x
NM
12.7x
7.5x
6.4x
Rover (Unaffected) (1)
HealthEquity
Evolent Health
Omnicell
Progyny
HealthStream
Health Catalyst
TruBridge
Premier
Phreesia
ExlService
Genpact
WNS
CY25E Adj. EBITDA Multiple
Current: 10.1x
Median: 10.2x
Median: 6.7x
Illustrative FT CY+1 EBITDA Range: 8.0x – 12.0x
9.1x
30.8x
15.1x
12.9x
10.6x
10.2x
9.9x
6.9x
5.6x
5.3x
11.3x
6.7x
5.7x
Rover (Unaffected) (1)
Phreesia
HealthEquity
Evolent Health
Progyny
Omnicell
HealthStream
Health Catalyst
Premier
TruBridge
ExlService
Genpact
WNS

Source: FactSet as of April 16, 2024.

(1) Statistics based on Rover's stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

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Illustrative EBITDA-Based Future Trading

Present Value of Future Rover Share Price Based on a Range of EBITDA Multiples

Financial Summary

	Street Case				Management Plan			
	Current	1-Year	2-Year	*'25E-'27E*	Current	1-Year	2-Year	*'25E-'27E*
	CY25E	CY26E	CY27E	*CAGR*	CY25E	CY26E	CY27E	*CAGR*
Revenue:	$2,956	$3,262	$3,850	*14%*	$2,913	$3,123	$3,392	*8%*
% Growth:	*12%*	*10%*	*18%*		*9%*	*7%*	*9%*	
EBITDA:	$778	$889	$1,059	*17%*	$766	$874	$1,001	*14%*
% Margin:	*26%*	*27%*	*28%*		*26%*	*28%*	*30%*	

Present Share Price (14.5% Cost of Equity)

Present Value Per Share as of December 31, 2023 (Assuming an Illustrative 14.5% Cost of Equity)



Range of CY+1 EBITDA Multiples
12.0x
Rover CY25 Unaff. Mult. (2/23)(1)
9.1x
8.0x
$15.31
$10.70
$8.87
$15.90
$11.35
$9.58
$17.29
$12.62
$10.81
NMC Draft Proposal (2/26/24): $13.75
Unaffected Price (2/23/24) (1): $11.10
$15.02
$10.48
$8.67
$15.43
$10.96
$9.23
$16.10
$11.68
$9.97

Future Share Price

Future Value Per Share

	Street Case CY25E	Street Case CY26E	Street Case CY27E	Management Plan CY25E	Management Plan CY26E	Management Plan CY27E
12.0x	*$15.31*	*$18.20*	*$22.67*	*$15.02*	*$17.67*	*$21.10*
9.1x	*$10.70*	*$13.00*	*$16.55*	*$10.48*	*$12.55*	*$15.32*
8.0x	*$8.87*	*$10.97*	*$14.17*	*$8.67*	*$10.57*	*$13.07*

Implied CY+0 EBITDA Multiples

Implied CY+0 EBITDA Multiples

	Street Case CY25E	Street Case CY26E	Street Case CY27E	Management Plan CY25E	Management Plan CY26E	Management Plan CY27E
12.0x	*14.2x*	*13.7x*	*14.3x*	*13.9x*	*13.7x*	*13.7x*
9.1x	*10.8x*	*10.4x*	*10.9x*	*10.6x*	*10.4x*	*10.4x*
8.0x	*9.4x*	*9.1x*	*9.5x*	*9.3x*	*9.1x*	*9.2x*

Note: FactSet as of April 16, 2024. Rover Management Plan provided by Rover Management in April 2024. Assumes shareholders incur ~1% annual dilution through issuance of equity awards throughout the projection period per Rover Management.

(1) Unaffected multiple based on stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

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Highly Preliminary and Subject to Change Highly Illustrative Rover Cash Flow Model ($MM) ($MM, except per share amounts) Rover Standalone Financial Performance (1) '24E- Q3-Q4 Terminal '30E CY2024E CY2025E CY2026E CY2027E CY2028E CY2029E CY2030E CAGR Revenue $1,416 $2,913 $3,123 $3,392 $3,677 $3,962 $4,261 8% % Growth - 9% 7% 9% 8% 8% 8% Adjusted EBITDA $381 $766 $874 $1,001 $1,109 $1,202 $1,301 12% % Margin 27% 26% 28% 30% 30% 30% 31% Net Operating Profit After Taxes $168 $340 $407 $489 $531 $582 $640 % Margin 12% 12% 13% 14% 14% 15% 15% Unlevered Free Cash Flow $189 $425 $524 $602 $640 $689 $743 19% % Growth - 64% 23% 15% 6% 8% 8% % Margin 13% 15% 17% 18% 17% 17% 17% Memo: Annual Dilution 1% 1% 1% 1% 1% 1% 2% Memo: Cumulative Dilution 1% 2% 4% 5% 6% 8% 9% (1) Rover Management Plan provided by Rover Management in April 2024. 18 CONFIDENTIAL | PRELIMINARY DRAFT

Highly Illustrative Rover Discounted Cash Flow Analysis

Highly Preliminary and Subject to Change

Summary of Valuation Assumptions

- *Unlevered free cash flow projections and terminal value discounted to June 30, 2024 using mid-period convention*
- *Excludes impact of stock-based compensation, amortization of intangibles, depreciation and non-recurring expenses in unlevered free cash flow*
- *Weighted average cost of capital range of 10.5% to 13.5%*
- *Terminal value based on perpetuity growth rate range of 3.5% to 5.0% and terminal year (CY2030E) UFCF of $743M (~17% margin)*
- *Assumes current shareholders incur ~1% annual dilution through issuance of equity awards throughout the projection period, representing ~8.8% cumulative dilution per Rover Management*

($MM, except per share amounts)

	Illustrative Present Value as of June 30, 2024								
Discount Rate:	10.5%			12.0%			13.5%		
Terminal Perpetuity Growth Rate	3.5%	4.3%	5.0%	3.5%	4.3%	5.0%	3.5%	4.3%	5.0%
Implied Terminal NTM EBITDA Multiple:	*8.6x*	*9.6x*	*10.9x*	*7.1x*	*7.8x*	*8.6x*	*6.1x*	*6.6x*	*7.2x*
PV of Unlevered FCFs Adj. for Dilution (Q3-Q4 CY24E - CY30E)	$2,577	$2,577	$2,577	$2,467	$2,467	$2,467	$2,365	$2,365	$2,365
PV of Terminal Value Adj. for Dilution (CY31E & Beyond)	5,542	6,252	7,156	4,209	4,650	5,186	3,304	3,597	3,943
% of Enterprise Value in Terminal Value	*68%*	*71%*	*74%*	*63%*	*65%*	*68%*	*58%*	*60%*	*63%*
Implied Enterprise Value	**$8,119**	**$8,829**	**$9,733**	**$6,677**	**$7,118**	**$7,653**	**$5,669**	**$5,962**	**$6,308**
Less: Debt (1)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)
Plus: Cash (as of 6/30/24) (1)	122	122	122	122	122	122	122	122	122
Implied Equity Value	**$5,930**	**$6,640**	**$7,544**	**$4,488**	**$4,928**	**$5,464**	**$3,479**	**$3,773**	**$4,119**
Implied Price Per Share (2)	**$12.71**	**$14.16**	**$16.01**	**$9.74**	**$10.66**	**$11.76**	**$7.63**	**$8.25**	**$8.97**
Premium/(Discount) to Unaffected (3)	*15%*	*28%*	*44%*	*(12%)*	*(4%)*	*6%*	*(31%)*	*(26%)*	*(19%)*

Note: Assumes mid-period discounting convention. Rover Management Plan provided by Rover Management in April 2024.
(1) Balance sheet statistics per Rover 10-K for the period ended December 31, 2023, pro forma for the close of the Acclara transaction per Rover Management as of March 2024. Cash as of June 30, 2024 based on interim cash generation of ($16M) per Rover Management.
(2) Fully diluted shares outstanding as of June 30, 2024. Fully diluted shares calculated using treasury stock method and include 2.6MM shares from half-year of stock-based compensation dilution between December 31, 2023 and June 30, 2024 as per Rover Management.
(3) Implied premium based on unaffected price as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

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Highly Illustrative Rover Sensitivity Scenarios Based on Model Provided by Rover Management[1]

Rover Management Plan

8% 2024E-2030E Revenue CAGR
(**$4,261M** in 2030E Revenue)

31% 2030E EBITDA Margin
(**$1,301M** in 2030E EBITDA)

Upside Sensitivity Scenarios

10% 2024E-2030E Revenue CAGR
(**$4,755M** in 2030E Revenue)

28-34% 2030E EBITDA Margins
(**$1,308-1,594M** in 2030E EBITDA)

Potential Upside Factors Include:

Revenue

- Greater-than-expected new End-to-End business
- Greater-than-expected Modular growth/cross-sell
- Potential synergistic acquisition opportunities

EBITDA Margins

- Greater-than-expected AI-driven margin expansion and incremental future AI use cases
- Greater return-on-investment for tech initiatives
- Upside to End-to-End New Business, flowing through to EBITDA

Downside Sensitivity Scenarios

6% 2024E-2030E Revenue CAGR
(**$3,807M** in 2030E Revenue)

28-34% 2030E EBITDA Margins
(**$1,048M-$1,276M** in 2030E EBITDA)

Potential Downside Factors Include:

Revenue

- Less-than-expected new End-to-End business
- Greater-than-expected client divestitures or implementation delays
- Client operational issues, divestitures
- Lower-than-expected Modular growth/cross-sell

EBITDA Margins

- Contract changes on End-to-End renewals
- Lower return-on-investment for tech initiatives
- Challenges realizing M&A gross margin synergies

Source: Rover Management Plan provided by Rover Management in April 2024.
(1) Illustrative sensitivity scenarios per Qatalyst Partners based on Rover Management Plan and relevant potential factors per Rover Management.

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Highly Preliminary and Subject to Change

Highly Illustrative Rover Discounted Cash Flow Operating Sensitivity

($MM, except per share amounts)

		Illustrative Rover Price Per Share / Prem. To Unaffected (1)(2)(3)								
Discount Rate:		10.5%			12.0%			13.5%		
Terminal Perpetuity Growth Rate:		3.5%	4.3%	5.0%	3.5%	4.3%	5.0%	3.5%	4.3%	5.0%
Revenue Sensitivity	***EBITDA Sensitivity***									
'24E-'30E CAGR: 6% CY30E Revenue: $3,807	*CY30E EBITDA Margin: 28% CY30E EBITDA: $1,048*	$8.43 *(24%)*	$9.47 *(15%)*	$10.79 *(3%)*	$6.30 *(43%)*	$6.94 *(37%)*	$7.73 *(30%)*	$4.80 *(57%)*	$5.23 *(53%)*	$5.74 *(48%)*
	CY30E EBITDA Margin: 31% CY30E EBITDA: $1,162	$10.75 *(3%)*	$11.98 *8%*	$13.56 *22%*	$8.16 *(26%)*	$8.95 *(19%)*	$9.91 *(11%)*	$6.34 *(43%)*	$6.87 *(38%)*	$7.49 *(33%)*
	CY30E EBITDA Margin: 34% CY30E EBITDA: $1,276	$13.01 *17%*	$14.47 *30%*	$16.33 *47%*	$10.02 *(10%)*	$10.94 *(1%)*	$12.04 *9%*	$7.89 *(29%)*	$8.51 *(23%)*	$9.24 *(17%)*
Mgmt. Plan (1) *'24E-'30E CAGR: 8% CY30E Revenue: $4,261 CY30E EBITDA: $1,301*	*CY30E EBITDA Margin: 28% CY30E EBITDA: $1,173*	$10.19 *(8%)*	$11.40 *3%*	$12.93 *16%*	$7.68 *(31%)*	$8.45 *(24%)*	$9.38 *(16%)*	$5.93 *(47%)*	$6.44 *(42%)*	$7.04 *(37%)*
	Mgmt. Plan (1) CY30E EBITDA Margin: 31%	**$12.71** *15%*	**$14.16** *28%*	**$16.01** *44%*	**$9.74** *(12%)*	**$10.66** *(4%)*	**$11.76** *6%*	**$7.63** *(31%)*	**$8.25** *(26%)*	**$8.97** *(19%)*
	CY30E EBITDA Margin: 34% CY30E EBITDA: $1,428	$15.22 *37%*	$16.92 *52%*	$19.09 *72%*	$11.77 *6%*	$12.83 *16%*	$14.11 *27%*	$9.33 *(16%)*	$10.05 *(9%)*	$10.89 *(2%)*
'24E-'30E CAGR: 10% CY30E Revenue: $4,755	*CY30E EBITDA Margin: 28% CY30E EBITDA: $1,308*	$12.06 *9%*	$13.47 *21%*	$15.25 *37%*	$9.18 *(17%)*	$10.08 *(9%)*	$11.15 *0%*	$7.14 *(36%)*	$7.74 *(30%)*	$8.44 *(24%)*
	CY30E EBITDA Margin: 31% CY30E EBITDA: $1,451	$14.84 *34%*	$16.52 *49%*	$18.66 *68%*	$11.43 *3%*	$12.48 *12%*	$13.75 *24%*	$9.02 *(19%)*	$9.73 *(12%)*	$10.57 *(5%)*
	CY30E EBITDA Margin: 34% CY30E EBITDA: $1,594	$17.61 *59%*	$19.57 *76%*	$22.07 *99%*	$13.65 *23%*	$14.87 *34%*	$16.35 *47%*	$10.88 *(2%)*	$11.70 *5%*	$12.65 *14%*

Legend

Implied Share Price Greater than NMC Draft Proposal of $13.75 / share

Note: Present value as of June 30, 2024. Implied premiums based on unaffected date as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

(1) Rover Management Plan provided by Rover Management in April 2024.

(2) Fully diluted shares outstanding as of June 30, 2024. Fully diluted shares calculated using treasury stock method and include 2.6MM shares from half-year of stock-based compensation dilution between December 31, 2023 and June 30, 2024 as per Rover Management. Balance sheet statistics per Rover 10-K for the period ended December 31, 2023, pro forma for the close of the Acclara transaction per Rover Management as of March 2024. Cash as of June 30, 2024 based on interim cash of ($16M) per Rover Management.

(3) Implied premiums based on unaffected date as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

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Selected Precedent Transactions

Legend

* *Selected Business Process Outsourcing Transactions*

Selected Healthcare IT and BPO Transactions Greater than $1Bn Since 2014

Illustrative Selected Transactions LTM EBITDA Range: 12.0x – 16.0x

Illustrative Selected Transactions NTM EBITDA Range: 11.0x – 15.0x

($MM)

	Annc. Date	Target	Acquiror	Description	FD Equity Value	FD Enterprise Value	Transaction Multiples: Revenue LTM	Transaction Multiples: Revenue NTM	Transaction Multiples: Adj. EBITDA LTM	Transaction Multiples: Adj. EBITDA NTM	Premium (1): Unaffected 1-Day	Premium (1): LTM High	NTM Operating Statistics: Revenue $	NTM Operating Statistics: Revenue Growth	NTM Operating Statistics: Adj. EBITDA Margin
	08/19/21	Inovalon	Nordic Capital	Cloud-based SaaS healthcare solutions	$6,415	$7,227	10.1x	8.8x	29.0x	25.0x	25%	20%	$819	14%	35%
	01/10/22	Cloudmed	Rover	Revenue cycle management solutions	3,198	4,054	12.2	9.1	30.4	21.2	–	–	446	35%	43%
	09/06/23	NextGen Healthcare	Thoma Bravo	EHR and practice management solutions for ambulatory practices	1,638	1,731	2.6	2.4	14.5	18.9	46%	15%	730	8%	13%
*	09/15/14	TriZetto	Cognizant	RCM specialist with services including enterprise and component software	–	2,700	3.8	3.5	19.0	17.6	–	–	768	8%	20%
	12/21/20	HMS	Veritas (Gainwell)	Cost containment software for providers	3,370	3,399	5.3	4.6	21.1	16.6	10%	10%	735	14%	28%
	06/19/18	Cotiviti	Veritas (Verscend)	Healthcare analytics for clinical datasets	4,328	4,909	6.7	6.4	17.9	15.9	2%	0%	764	4%	40%
	08/09/16	Press Ganey	EQT	Patient experience and workforce engagement solutions	2,246	2,384	6.9	6.2	18.2	15.9	0%	(1%)	385	12%	39%
	12/20/21	Cerner	Oracle	Leading EHR solutions provider	28,305	28,938	5.1	4.8	15.4	14.1	20%	14%	6,027	6%	34%
	11/11/18	athenahealth	Veritas Capital & Elliott	EHR, RCM, and patient engagement software and services	5,695	5,650	4.3	3.9	14.9	14.0	27%	(4%)	1,438	10%	28%
	06/21/22	Convey	TPG	Technology and services solution for government-sponsored health plans	825	1,076	3.1	2.6	15.7	13.4	113%	(19%)	410	17%	20%
	01/06/21	Change Healthcare	United HC (Optum Health)	Revenue and payment cycle management software	8,267	13,051	4.2	3.9	14.1	13.0	41%	37%	3,331	8%	30%
	11/02/15	MedAssets	Pamplona	Healthcare performance improvement company	1,966	2,755	3.6	3.6	11.5	11.3	32%	32%	763	(0%)	32%
*	06/14/18	Intelenet	Teleperformance	India-based BPO offering contact center and RPA solutions	–	1,000	2.2	2.0	12.0	10.9	–	–	494	10%	19%
*	06/18/21	Sykes Enterprises	Sitel Group	Multinational provider of BPO and IT consulting services	2,222	2,157	1.2	1.1	10.0	9.8	31%	17%	1,878	7%	12%
*	06/28/18	Convergys	SYNNEX	Provider of customer experience outsourcing services	2,478	2,767	1.0	1.0	7.9	8.3	17%	(1%)	2,639	(4%)	13%
	03/28/22	Ensemble Health	Berkshire Partners & Warburg Pincus	Revenue cycle management solutions for health systems	–	5,000	6.2	NA	18.7	NA	–	–	–	–	–
	11/22/21	athenahealth	Bain & H&F	EHR, RCM, and patient engagement software and services	17,000	17,000	8.9	–	16.1	–	–	–	1,900	–	56%
	75th Percentile:						***6.3x***	***5.5x***	***18.8x***	***17.1x***	***35%***	***18%***		***13%***	***35%***
	25th Percentile:						***2.9***	***2.5***	***13.6***	***12.1***	***15%***	***(1%)***		***6%***	***19%***
	Median:						***4.2x***	***3.6x***	***15.4x***	***14.0x***	***27%***	***10%***		***8%***	***28%***
	Mean:						***4.3***	***3.6***	***15.1***	***13.8***	***31%***	***9%***		***8%***	***27%***

Source: Capital IQ, FactSet, company filings, company press releases and Wall Street research.

Note: '–' = Not publicly available or not meaningful. Multiples greater than 50.0x or negative considered not meaningful.

(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.

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Based on Price Targets Prior to public filing of the NMC Draft Proposal

Rover Selected Analyst Price Targets and Valuation Methodologies

Date	Broker	Rating	Price Target[2]	Methodology
1/17/2024	TD Cowen (1)	Buy	$20.00	-
12/3/2023	Cantor Fitzgerald	Buy	20.00	3.5x CY25E Revenue
1/22/2024	RBC	Buy	19.00	15x CY24E EBITDA
2/1/2024	Jefferies	Buy	18.00	~14x CY24E EBITDA
1/18/2024	Baird	Buy	18.00	~12.5x CY25E EBITDA
11/3/2023	Guggenheim	Buy	17.00	~13x CY24E EBITDA
1/8/2024	Canaccord Genuity	Buy	17.00	13.5x CY24E EBITDA
1/16/2024	Truist	Buy	16.00	11x CY25E EBITDA
11/2/2023	Stephens (1)	Buy	16.00	-
3/4/2024	Deutsche Bank	Buy	15.00	12.5x CY24E EBITDA
1/18/2024	Citi	Buy	14.00	~12x CY24E EBITDA
1/8/2024	Barclays	Buy	14.00	~9x CY25E EBITDA
1/4/2024	KeyBanc	Buy	13.00	-
1/9/2024	Evercore	Buy	12.00	Blended DCF and Valuation Multiples
1/9/2024	JP Morgan	Hold	11.00	8.5x CY25E EBITDA
	Median		**$16.00**	
	Mean		**$16.00**	

Represents a 44% premium to the unaffected price of $11.10[2]

Valuation Methodology Summary



8% DCF
8% Revenue
84% EBITDA

Price Targets



Unaffected Price(2): $11.10
$20.00
$20.00
$19.00
$18.00
$18.00
$17.00
$17.00
$16.00
$16.00
$15.00
$14.00
$14.00
$13.00
$12.00
$11.00
TD Cowen (1)
Cantor Fitzgerald
RBC
Jefferies
Baird
Guggenheim
Canaccord Genuity
Truist
Stephens (1)
Deutsche Bank
Citi
Barclays
KeyBanc
Evercore
JP Morgan

Ratings Summary



Hold 7%
93% Buy

Source: FactSet and Wall Street research as of February 23, 2024.
Note: Excludes research not available to Qatalyst.
(1) Per FactSet broker targets and ratings as of March 15, 2024.
(2) Price based on unaffected date as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

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Illustrative Valuation Framework Summary

Highly Preliminary and Subject to Change

	Illustrative Valuation Analyses					Illustrative Other Reference Statistics		
Valuation Analysis	Illustrative Discounted Cash Flow Analysis (1)(2)(3)	Illustrative 2-Year Forward Future Trading Analysis (11)(12)		Illustrative Selected Transaction Analysis (11)(12)		Premiums Paid in Selected Transactions	Last Twelve Months Trading (9)	Broker Price Targets (6)
				FD Enterprise Value / LTM EBITDA Multiples	FD Enterprise Value / NTM EBITDA Multiples	>$1Bn Tech Since 2003		
Reference Range	*WACC Range: 10.5% - 13.5%* *Perpetuity Growth Rate Range: 3.5% - 5.0%*	*Cost of Equity: 14.5%* *CY27E EBITDA Mult.: 8.0x - 12.0x*		*LTM EBITDA Selected Multiple Range: 12.0x - 16.0x*	*NTM EBITDA Selected Multiple Range: 11.0x - 15.0x*	*1-Day Unaffected Premia 25th - 75th Percentile: 17% - 44%*	*LTM High Date: July 17, 2023* *LTM Low Date: January 11, 2024*	*Unaffected Broker Price Targets (as of 2/23/24): 15 Brokers $11.00 - $20.00*
Financial Case	Rover Management Plan (4)	Rover Management Plan (4)	Rover Street (5)	Rover Actuals (10)	Rover Street (5)	N/A	N/A	N/A
Implied Rover Price Per Share								



$16.01
$7.63
$16.10
$9.97
$17.29
$10.81
$17.15
$11.89
$16.44
$11.02
$16.04
$13.04
$18.49
$9.11
$20.00
$11.00
NMC Draft Proposal: $13.75(7)
Unaffected Price(8): $11.10

(1) Present values as of June 30, 2024, assuming mid-period discounting. Assumes current Rover shareholders incur ~8.8% cumulative dilution through issuance of equity awards over the projected period.
(2) Fully diluted shares outstanding as of June 30, 2024. Fully diluted shares calculated using treasury stock method and include 2.6MM shares from half-year of stock-based compensation dilution between December 31, 2023 and June 30, 2024 as per Rover Management.
(3) Balance sheet statistics per Rover 10-K for the period ended December 31, 2023, pro forma for the close of the Acclara transaction per Rover Management as of March 2024. Cash as of June 30, 2024 based on interim cash generation of ($16M) per Rover Management.
(4) Rover Management Plan provided by Rover Management in April 2024.
(5) Rover Street projections based on FactSet mean consensus estimates as of April 16, 2024.
(6) Broker price targets as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.
(7) Reflects NMC Draft Proposal publicly filed on February 26, 2024.
(8) Unaffected statistics as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.
(9) LTM trading based on LTM prior to and including February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.
(10) Historical statistics per latest available publicly filed Rover financial statements. LTM EBITDA pro forma for Acclara LTM Adj. EBITDA of $25M per publicly filed Rover investor presentation dated December 6, 2023.
(11) Common shares outstanding, RSUs, PBRSUs, options, and warrants per Rover 10-K for the period ended December 31, 2023. Fully diluted shares calculated using treasury stock method.
(12) Balance sheet statistics per Rover 10-K for the period ended December 31, 2023, pro forma for the close of the Acclara transaction per Rover Management as of March 2024.

24

CONFIDENTIAL | PRELIMINARY DRAFT

Catalyst PARTNERS

DRAFT Confidential Barclays: Situation and Preliminary Valuation 25

DRAFT Confidential Situation 26

Overview of $13.75 New Mountain Capital Offer

Confidential Preliminary Draft
Subject to Change

($ in millions, except for per share values)

Transaction Overview

- Sources & uses reflects the illustrative transaction overview per New Mountain Capital email received 3/31/24
  - Assumes 100% rollover from NMC and TCP-ASC and certain customers, $1.1bn of new equity from NMC and TCP-ASC, $3.2bn of new debt and $500mm of new preferred
- Implied total debt / EBITDA of 5.1x and (total debt + preferred) / EBITDA of 5.9x based on LTM 6/30/24 PF Adj. EBITDA of $616mm[1]

Market Values and Multiples

		Undisturbed (2/23/24)	NMC Offer	Recent Close (4/16/24)
Stock Price		$11.10	$13.75	$12.21
Diluted Shares		460.6	465.6	463.0
Equity Value		**$5,113**	**$6,402**	**$5,653**
Net Debt[3]		2,173	2,173	2,173
Enterprise Value		**$7,286**	**$8,575**	**$7,826**
EV / EBITDA (Wall Street Consensus)[4]				
2023A[5]	$639	11.4x	13.4x	12.2x
2024E	$659	10.7x[6]	13.0x	11.9x
2025E	$776	9.1x[6]	11.0x	10.1x
EV / EBITDA (Management Plan)				
2023A[5]	$639	11.4x	13.4x	12.2x
2024E	$655	11.1x	13.1x	11.9x
2025E	$766	9.5x	11.2x	10.2x

Sources & Uses[2]

Sources		Uses	
Third-Party Debt	$3,150	Equity Rollover	$4,064
Preferred	500	Equity Cash-Out	2,338
NMC Rollover (100% of Equity)	$1,870	**Equity Value**	**$6,402**
New NMC Equity	700	Net Debt	2,182
Total NMC	**$2,569**	**Total Enterprise Value**	**$8,584**
TCP-ASC Rollover (100% of Equity)	$2,124	Illustrative Cash to Balance Sheet / Transaction Fees	$275
New TCP-ASC Equity	446		
Total TCP-ASC	**$2,569**		
Other Customer Rollover (100% of Equity)	$70		
Total Sources	**$8,859**	**Total Uses**	**$8,859**
Memo: New Cash Equity	*$1,146*		

Premiums / (Discounts)

		NMC Offer	Recent Close (4/16/24)
Stock Price		**$13.75**	**$12.21**
% Premium to:			
Pre Request (1/25/24)	$10.17	35%	20%
Undisturbed (2/23/24)	$11.10	24%	10%
30 Day VWAP (2/23/24)	$10.31	33%	18%
90 Day VWAP (2/23/24)	$10.67	29%	14%
52 Week High (7/17/23)	$18.49	(26%)	(34%)
52 Week Low (1/11/24)	$9.11	51%	34%

Source: FactSet, Rover filings, Management Plan, NMC email received 3/31/24. Note: Market data as of 4/16/24. FDSO assumes 420.3mm basic shares outstanding, 2.7mm options with a weighted average exercise price of $3.41, 1.5mm IMH warrants with an exercise price of $6.00, 40.5mm TB/ASC warrants with an exercise price of $3.50, 12.2mm Providence warrants with an exercise price of $10.52 and 9.5mm RSUs/PBRSUs per Rover filings; option / warrant dilution based on treasury stock method. Note[1]: Reflects LTM 6/30/24 Adj. EBITDA of $603mm plus 50% of Acclara / Advata's 2023A Adj. EBITDA of $25mm per Rover investor presentation dated December 6, 2023. Note[2]: Reflects illustrative transaction framework per NMC email received 3/31/24. Note[3]: Reflects pro forma cash balance for Acclara / Advata acquisition per Rover management. Note[4]: Current consensus estimates exclude brokers that have discontinued coverage and restricted brokers. Note[5]: 2023A EBITDA includes Rover Adj. EBITDA of $614mm plus $25mm contribution from Acclara / Advata acquisition. Note[6]: Statistics based on Rover's stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

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27

Historical Stock Price Performance and Valuation

Confidential Preliminary Draft
Subject to Change

EV / NTM EBITDA and Share Price (Since 1/1/2018)

	Average Per Year								Management Plan '24-'30
	2018	2019	2020	2021	2022	2023	YTD '24	'18-'24	
EV / NTM EBITDA	22.2x	16.1x	15.4x	22.1x	17.3x	12.6x	10.5x	17.3x	NA
% YoY Rev Growth [(1)]	26.4%	12.5%	14.8%	15.8%	17.4%	16.8%	13.2%	17.1%	8.1%
% YoY EBITDA Growth [(1)]	170.2%	57.2%	37.7%	22.2%	24.7%	20.2%	17.5%	53.6%	12.1%
Share Price	$7.88	$10.91	$14.23	$23.77	$20.66	$14.52	$11.78	$15.17	NA



EV / NTM EBITDA
Share Price
35x
30x
25x
20x
15x
10x
5x
0x
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Jan-18
Aug-18
Apr-19
Nov-19
Jul-20
Feb-21
Oct-21
May-22
Jan-23
Aug-23
Apr-24
2/18/21: Reported Q4 and FY 2020 earnings
1/10/22: Announced acquisition of Cloudmed
11/8/22: Reported Q3 earnings miss and CEO change
2/26/24: Received $13.75 unsolicited bid from New Mountain Capital
NMC Offer (Share Price): $13.75
NMC Offer (Implied NTM Multiple): 12.4x
$12.21
11.3x
10/16/23: Jehoshaphat published short report; shares fell ~8%
11/13/23: Announced plans to restate earnings from FY'21 through Q2'23; shares fell ~3%
EV / NTM EBITDA
EV / NTM EBITDA (Implied by NMC Offer)
Share Price
NMC Offer

Source: FactSet, Rover filings, NMC 13-D, Management Plan. Note: Market data as of 4/16/24. Consensus estimates after 3/19/24 exclude brokers that have discontinued coverage and restricted brokers. Note[1]: Represents forward fiscal year vs. current fiscal year growth.

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28

Wall Street Research Perspectives

Confidential Preliminary Draft
Subject to Change

Review of the Quarter

> *"Although revenue fell short of expectations…adj-EBITDA still came in ahead of estimates…Thus,* ***execution can be characterized as solid.****"*
>
> **Canaccord Genuity, 2/27/2024**

> *"Rover's 4Q'23 results and 2024 guidance underscored that* ***fundamentals are solid*** *even with some client timing and investment headwinds"*
>
> **Leerink Partners, 2/27/2024**

> *"Executing in Q4 (including a small new win), no new issues popping up (following negative data points in 2H23, mostly out of Rover's control), and* ***adding precision to the 2024 outlook, allows investors to transition to tallying up known and highly-visible profitability drivers*** *set to contribute in the coming years"*
>
> **Stephens, 2/28/2024**

> *"Rover posted strong 4Q23 results,* ***both revenues and adjusted EBITDA above consensus*** *and its early January update"*
>
> **Truist Securities, 2/27/2024**

Change Outage Impact

> *"In '24, we think reimbursement delays caused by the Change cyber attack will cause more back-end loaded base fees (with the potential for some slippage into early '25) and pressure incentive fees in 2Q & 3Q.* ***We do not think there will be a material impact to Rover's modular and other businesses.****"*
>
> **Guggenheim, 4/4/2024**

> *"We trim our expectation of the potential revenue impact to RCM from the Change Healthcare hack… to ~$50mm to $100mm… Even though part of the CHNG impact is a timing issue that can be smoothed out over time, we note it could be disruptive in the near term to earnings. And given this is a negative disruption,* ***it is hard to see how it could incentivize any potential acquiror to pay more for Rover in the near term.****"*
>
> **Deutsche Bank, 3/19/2024**

> *"We see the impact to net operating fees and cash as simply a delay; however, we believe* ***the impact to KPI… would be permanent****… Given net operating fees are a much larger portion of revenue than KPI (57% vs 4%),* ***we see this as more of a timing issue than lasting impact.****"*
>
> **Cantor Fitzgerald, 3/14/2024**

Views on 2024E Guidance

> *"With respect to EBITDA, we expect margins to be the lowest in Q2 due to customer attrition and* ***the strongest in 4Q due to the sequential pickup in Incentive Fees and flow through of Net Operating Fees.****"*
>
> **Truist Securities, 3/4/2024**

> *"Rover provided additional color around the build to FY24 guidance and the drivers of the $33M/$23M revenue/EBITDA delta vs. consensus, with* ***the majority driven by onboarding pushouts.*** *... From a new contract perspective, the FY24 forecast assumes: (1)* ***no in-year contribution from Sutter Phase 2 onboarding*** *(we previously est $58M contribution)..."*
>
> **Barclays, 2/27/2024**

> *"The 2024 story contains a few moving parts as a result of these wins (namely Providence), the Pediatrix… attrition, and the APP bankruptcy as well as the push-out of Sutter Phase 2. Ultimately,* ***Rover's story is always going to have elements of change*** *– new customer wins are a clear long-term positive but distort true near-term profitability. 2024 has a few more of these than a typical year, but* ***we continue to like the setup heading into 2025*** *and subsequent years"*
>
> **Leerink Partners, 2/27/2024**

Views on Takeout Price

> *"All scenarios assume existing private equity holders roll their equity. Assuming a minimum IRR hurdle rate of 15%,* ***our models suggest ~$15/share is the most that new equity capital would be willing to pay for RCM in an LBO scenario.****"*
>
> **Guggenheim, 4/4/2024**

> *"In our view,* ***the offer is opportunistic and undervalues Rover relative to our $17 PT*** *and stock price as high as nearly $19 last summer."*
>
> **Morgan Stanley, 3/25/2024**

> *"We believe, given an improving fundamental outlook, a joint offer of $13.75 (~10x 2025 cons. adj. EBITDA of $780M)* ***still undervalues the company****, and that an updated offer from both TCP-ASC and CoyCo/NMC would likely* ***have to come in at a valuation well above $13.75 per share.****"*
>
> **TD Cowen, 3/11/2024**

> *"…we suspect* ***investors hoping for a multiple on Rover shares of >15x*** *from NMC in this transaction* ***are likely to be disappointed.****"*
>
> **Deutsche Bank, 2/26/2024**

Views on Process

> *"We still think that it is highly likely that a transaction is completed. That said, we think the* ***PE shareholders will have to raise their bid to complete a deal*** *(or another PE firm will have to enter the fray). In our view, a mid-to-high-teens share price still presents a compelling investment opportunity for a private equity firm."*
>
> **Citi, 3/19/2024**

> *"****We see the Committee's decision as having created a bifurcated approach*** *that increased both the chances that nothing happens at ~$14 per share or that a deal happens at a price greater than $15 or $16 per share with a strategic or other sponsor involved."*
>
> **Deutsche Bank, 3/19/2024**

> *"…****we believe a deal is likely*** *given that (1) New Mountain has a sizable ownership stake…and (2) a* ***takeout could present a clean exit opportunity for TCP-ASC****"*
>
> **Barclays, 2/26/2024**

Source: Wall Street Research.

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29

Wall Street Research Price Targets

Confidential Preliminary Draft
Subject to Change

Legend: Undisturbed[1] / Current

			Base Case				Bull Case			Bear Case		
Broker	Date	Rating	Price Target (Undisturbed / Current)	Methodology (Based on Current Price Target)	% Premium to Undisturbed[2]	2025E EBITDA[3]	Price Target	Methodology	% Premium to Undisturbed[2]	Price Target	Methodology	% Premium to Undisturbed[2]
Cantor Fitzgerald	3/14/2024	Buy	$20.00 / $20.00	3.3x '25E Rev	80.2%	$824	-	-	-	-	-	-
TD Cowen	3/22/2024	Buy	$20.00 / $20.00	5-Year DCF	80.2%	$795	-	-	-	-	-	-
RBC	3/7/2024	Buy	$19.00 / $19.00	~14x '25E EBITDA	71.2%	$775	$23.00	15x '25E EBITDA	107.2%	$7.00	8x '25E EBITDA	(36.9%)
Jefferies	3/22/2024	Buy	$18.00 / $18.00	~13x '25E EBITDA	62.2%	$801	$25.00	~17x '25E EBITDA	125.2%	$7.00	~7x '25E EBITDA	(36.9%)
Baird	3/31/2024	Buy	$18.00 / $18.00	~13.5x '25E EBITDA	62.2%	$785	-	-	-	-	-	-
Leerink Partners	3/11/2024	Buy	$14.00 / $17.00	~12.5x '25E EBITDA	53.2%	$788	-	-	-	-	-	-
Morgan Stanley	3/25/2024	Buy	$17.00 / $17.00	12x '25E EBITDA	53.2%	$796	-	-	-	-	-	-
KeyBanc	2/28/2024	Buy	$13.00 / $17.00	~12x '25E EBITDA	53.2%	$763	-	-	-	-	-	-
Canaccord	3/19/2024	Buy	$17.00 / $16.00	14.9x '24E EBITDA	44.1%	$764	-	-	-	-	-	-
Citi	3/19/2024	Buy	$14.00 / $16.00	~12x '25E EBITDA	44.1%	$784	$20.00	NA	80.2%	$11.00	NA	(0.9%)
Stephens	3/19/2024	Buy	$16.00 / $16.00	12.3x '25E EBITDA	44.1%	$776	-	-	-	-	-	-
Truist Securities	4/1/2024	Hold	$16.00 / $16.00	Blended LBO & ~11x '25E EBITDA	44.1%	$781	-	-	-	-	-	-
Deutsche Bank	3/19/2024	Hold	$15.00 / $15.00	12.5x '24E EBITDA	35.1%	$729	-	-	-	-	-	-
Guggenheim	4/4/2024	Buy	$17.00 / $15.00	~12x '25E EBITDA	35.1%	$759	-	-	-	-	-	-
Evercore ISI	4/9/2024	Hold	$12.00 / $14.00	Blended DCF and Valuation Multiples	26.1%	$759	-	-	-	-	-	-
Sadif	3/5/2024	Buy		NA	-	NA	-	-	-	-	-	-
ISS-Eva	2/27/2024	Sell		NA	-	NA	-	-	-	-	-	-
Discontinued Coverage[4]: Barclays	3/13/2024	Hold	$14.00 / $14.00	~9.0x '25E EBITDA	26.1%	$803	$17.00	~11.0x '25E EBITDA	53.2%	$9.00	~6.5x '25E EBITDA	(18.9%)
Discontinued Coverage[4]: JP Morgan	1/9/2024	Hold	$11.00 / $11.00	8.5x '25E EBITDA	(0.9%)	NA	-	-	-	-	-	-
			Current / Undisturbed[4] / Current Fundamental[5]									
Mean			**$16.93 / $15.94 / $17.45**	**12.4x '25E EBITDA[6]**	**52.6%**	**$779**	**$22.67**	**~16x '25E EBITDA**	**104.2%**	**$8.33**	**~7.5x '25E EBITDA**	**(24.9%)**
Median			**$17.00 / $16.00 / $17.00**	**12.2x '25E EBITDA[6]**	**53.2%**	**$781**	**$23.00**		**107.2%**	**$7.00**		**(36.9%)**
Management Plan						**$766**						
% Difference to Median						*(1.9%)*						

Source: Wall Street Research, Management Plan. Note: Market data as of 4/16/24. Note[1]: Represents broker price targets prior to NMC 13-D filing on 2/26/24. Note[2]: Represents premium to Rover's closing undisturbed price of $11.10 as of 2/23/24; utilizes current price target. Note[3]: Represents current 2025E EBITDA estimates. Note[4]: Undisturbed mean / median includes undisturbed price targets from brokers with discontinued coverage, brokers with discontinued coverage are excluded from all other mean / median calculations. Note[5]: Excludes broker price targets that include potential transaction in price target rationale (Truist Securities, Citi and Guggenheim). Note[6]: Excludes brokers who have not used '25E EBITDA in their disclosed methodology.

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30

Street Perspectives – Future Share Price Analysis

Confidential Preliminary Draft
Subject to Change

Based on Management Plan

Rover Share Price Over Time

($ in millions, except per share values)



CAGR
7.5x EV / NTM EBITDA Multiple (Bear Multiple)
11.0x EV / NTM EBITDA Multiple ("Current" Multiple)
16.0x EV / NTM EBITDA Multiple (Bull Multiple)
Undisturbed
$11.10
$21.39
$25.40
$30.25
$34.66
$38.72
$43.11
26.6%
$13.52
$16.41
$19.95
$23.25
$26.34
$29.70
18.7%
$7.94
$10.11
$12.73
$15.23
$17.63
$20.25
11.0%

	12/31/2024	12/31/2025	12/31/2026	12/31/2027	12/31/2028	12/31/2029
NTM EBITDA	$766	$874	$1,001	$1,109	$1,202	$1,301
% YoY Growth		*14%*	*15%*	*11%*	*8%*	*8%*
(x) EV / NTM EBITDA	11.0x	11.0x	11.0x	11.0x	11.0x	11.0x
Enterprise Value	**$8,427**	**$9,617**	**$11,012**	**$12,194**	**$13,217**	**$14,306**
Less: Net Debt	(2,080)	(1,786)	(1,368)	(842)	(246)	433
Equity Value	**$6,347**	**$7,830**	**$9,645**	**$11,351**	**$12,971**	**$14,739**
Share Price	**$13.52**	**$16.41**	**$19.95**	**$23.25**	**$26.34**	**$29.70**
% Growth	*22%*	*21%*	*22%*	*17%*	*13%*	*13%*
Present Value of Stock Price[(1)]						
"Current" Multiple	**$12.51**	**$13.68**	**$14.99**	**$15.73**	**$16.05**	**$16.30**
% Premium / (Discount) to Undisturbed	***13%***	***23%***	***35%***	***42%***	***45%***	***47%***
Bear Multiple	**$7.35**	**$8.43**	**$9.56**	**$10.31**	**$10.75**	**$11.12**
% Premium / (Discount) to Undisturbed	***(34%)***	***(24%)***	***(14%)***	***(7%)***	***(3%)***	***0%***
Bull Multiple	**$19.79**	**$21.18**	**$22.72**	**$23.45**	**$23.60**	**$23.67**
% Premium / (Discount) to Undisturbed	***78%***	***91%***	***105%***	***111%***	***113%***	***113%***

Source: Rover filings, Management Plan. Current FDSO assumes 420.3mm basic shares outstanding, 2.7mm options with a weighted average exercise price of $3.41, 1.5mm IMH warrants with an exercise price of $6.00, 40.5mm TB/ASC warrants with an exercise price of $3.50, 12.2mm Providence warrants with an exercise price of $10.52 and 9.5mm RSUs/PBRSUs. FDSO in subsequent periods updated for increased warrants / options per the treasury stock method based on the projected stock price, and projected shares issued related to stock-based comp per Rover management. Note[1]: Assumes 11% discount rate.

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31

Buyer (NMC) Perspective – Leveraged Buyout Analysis

Confidential Preliminary Draft
Subject to Change

($ in millions, except for per share values)

Sensitivity Analysis – Implied Share Price

LTM Exit Multiple vs. IRR

Assuming 5.9x Leverage (Incl. Preferred)

Exit Multiple (LTM)	IRR 17.5%	IRR 20.0%	IRR 22.5%
11.5x	$12.82	$11.83	$10.96
12.5x	$13.88	$12.78	$11.82
13.5x	$14.93	$13.73	$12.67
14.5x	$15.99	$14.68	$13.53
15.5x	$17.04	$15.63	$14.38

Leverage vs. IRR

Assuming 13.5x LTM EBITDA exit multiple

Leverage	IRR 17.5%	IRR 20.0%	IRR 22.5%
5.5x	$14.74	$13.50	$12.41
5.8x	$14.85	$13.64	$12.56
5.9x	$14.93	$13.73	$12.67
6.3x	$15.08	$13.91	$12.87
6.5x	$15.20	$14.04	$13.02

LTM Exit Multiple vs. Leverage

Assuming 20% IRR

Exit Multiple (LTM)	Leverage 5.5x	Leverage 5.9x	Leverage 6.5x
11.5x	$11.61	$11.83	$12.14
12.5x	$12.55	$12.78	$13.09
13.5x	$13.50	$13.73	$14.04
14.5x	$14.45	$14.68	$14.99
15.5x	$15.40	$15.63	$15.94

Assumptions

- Assumes 6/30/24 transaction close, 5-year investment horizon, refinancing of existing debt, $125mm of minimum cash and $200mm of transaction costs
- Base leverage scenario of 5.9x assumes $3,150mm of new debt ($2,550mm new first lien TL and $600mm new secured bonds) and $500mm of preferred equity; incremental / decline in leverage evenly split between first lien term loan and secured bonds
- LTM 6/30/24 leverageable EBITDA of $616mm ($603mm Rover EBITDA plus half a year contribution from Aclarra / Advata acquisition of $13mm)

Source: Rover filings, Management Plan, NMC email received 3/31/24. FDSO assumes 420.3mm basic shares outstanding, 2.7mm options with a weighted average exercise price of $3.41, 1.5mm IMH warrants with an exercise price of $6.00, 40.5mm TB/ASC warrants with an exercise price of $3.50, 12.2mm Providence warrants with an exercise price of $10.52 and 9.5mm RSUs/PBRSUs per Rover filings; option / warrant dilution based on treasury stock method; includes 2.6mm shares from half a year of stock-based compensation dilution.

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32

Confidential Preliminary Draft Basis for Management Plan Subject to Change — 7-year model (through 2030) constructed by Management to assist the Special Committee — 2024 baseline forecast is the 2024 Board approved budget updated for Acclara/Providence and the current view on the impact of Change — Go forward (2025 and beyond) projections are based on a detailed view, with revenue and margin assumptions by customer or business and expense growth assumptions by function, and Acclara and Providence projections based on the Board approved model with minor adjustments ¡ Projections for the End-to-End business reflect current assumptions on key events and risks, including client divestitures, implementation delays, etc. ¡ The impact of the outage resulting from the Change Healthcare cyberattack is layered on to the 2024 and 2025 projections ¡ Projections include a contingency of $10mm of revenue and $20mm of EBITDA in 2024 with modest growth thereafter ¡ Expenses assume inflation of 3% in the US, 10% in India and 6% in the Philippines; assumes a ~4% productivity target annually across operations — Potential upsides to the projections include: ¡ Investments in AI yield higher than modeled improvements in efficiency and potential future incremental use cases ¡ New End-to-End business outpaces the ~$4-5bn of NPR per year assumed in the model ¡ Acquisitions of complementary businesses that yield synergy and cross-sell opportunities ¡ Timing of divestitures vs. model assumptions (based on current, known portfolio reviews) — Key risks to the projections include: ¡ Potential contract changes on End-to-End renewals ¡ Operational issues at certain clients ¡ Client divestitures above what has been assumed by customer in near term and modeled through 2026 and ability to reduce “stranded” costs ¡ New End-to-end business is less than the ~$4-5bn of NPR per year assumed in the model Source: Management Plan. 33

Management Plan

Confidential Preliminary Draft
Subject to Change

FY2021A – FY2030E Revenue

($ in millions)



Rover Legacy(1)
Other(2)
$1,475
$1,806
$2,254
$2,666
$2,913
$3,123
$3,392
$3,677
$3,962
$4,261
$260
$542
$984
$1,270
$1,544
$1,785
$2,024
$2,262
$2,512
$1,475
$1,546
$1,713
$1,682
$1,642
$1,579
$1,607
$1,653
$1,700
$1,749

% Growth	2021A	2022A	2023A	2024B	2025E	2026E	2027E	2028E	2029E	2030E	'24B – '30E CAGR
Rover Legacy		*4.9%*	*10.7%*	*(1.8%)*	*(2.4%)*	*(3.8%)*	*1.8%*	*2.8%*	*2.9%*	*2.9%*	*0.6%*
Total		*22.5%*	*24.8%*	*18.3%*	*9.2%*	*7.2%*	*8.6%*	*8.4%*	*7.8%*	*7.5%*	*8.1%*

FY2021A – FY2030E Adj. EBITDA

($ in millions)



Management ex. Change
Change Impact(3)
$346
$424
$614
$655
$766
$874
$1,001
$1,109
$1,202
$1,301
$676
$784
($21)
($18)

	2021A	2022A	2023A	2024B	2025E	2026E	2027E	2028E	2029E	2030E	'24B – '30E CAGR
Growth	-	*22.5%*	*45.0%*	*6.7%*	*16.9%*	*14.1%*	*14.5%*	*10.7%*	*8.4%*	*8.2%*	*12.1%*
Margin	*23.5%*	*23.5%*	*27.3%*	*24.6%*	*26.3%*	*28.0%*	*29.5%*	*30.1%*	*30.3%*	*30.5%*	-

Commentary

Historical Performance

- 2022 includes a half year of Cloudmed
- 2023 normalized revenue and EBITDA growth (pro forma for Cloudmed) of 12% and 21%, respectively, driven by strong modular revenue growth and in-year synergy realization

2024 Budget

- 2024 includes Acclara + Advata for ~11.5 months and Providence based on original implementation timing
- Revenue growth of 3% and EBITDA growth of 12% excluding Acclara + Advata and Providence, and Change impact
- Plan assumes $58mm of cost synergies realized project to date
- 2024 projections include $21mm of EBITDA impact from Change Healthcare

2024 – 2030 Performance

- 2024B-2030E revenue and Adj. EBITDA CAGR of 8% and 12%, respectively
- Revenue growth reflects continued strong RPS (modular) cross-sell, maturation of Providence contract and new end-to-end wins, offset by headwinds for certain end-to-end and physician customers
- EBITDA margin increase reflects maturation of Providence contract and impact of technology investments and initiatives

Source: Rover filings, Management Plan. Note[1]: Includes contingency revenue reduction of $10mm in 2024 growing to $12mm by 2030. Note[2]: Includes Cloudmed, Acclara + Advata, new end-to-end business in 2024 and onward and Change impact. Note[3]: Represents impact of Change Healthcare's outage due to cybersecurity issue.

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Comparison to Street Estimates

Confidential Preliminary Draft
Subject to Change

Revenue

($ in millions)



Management ex. Change
Change Impact(1)
Street
$605
$610
$624
($19)
Q1 2024B
$646
$640
$649
($3)
Q2 2024B
$674
$683
$695
($21)
Q3 2024B
$742
$713
$28
$714
Q4 2024B
$2,666
$2,644
$2,681
($15)
2024B
$2,913
$2,965
$2,927
($14)
2025E
$3,123
$3,272
2026E
$3,392
$3,850
2027E
$3,677
$4,269
2028E
$3,962
$4,495
2029E
$4,261
$4,872
2030E

% Difference	Q1 2024B	Q2 2024B	Q3 2024B	Q4 2024B	2024B	2025E	2026E	2027E	2028E	2029E	2030E
Incl. Change	(0.8%)	1.0%	(1.3%)	4.1%	0.8%	(1.8%)	(4.5%)	(11.9%)	(13.9%)	(11.9%)	(12.5%)
Excl. Change	2.3%	1.4%	1.7%	0.2%	1.4%	(1.3%)	(4.5%)	(11.9%)	(13.9%)	(11.9%)	(12.5%)

Adj. EBITDA

($ in millions)



Management ex. Change
Change Impact(1)
Street
$133
$148
$152
($19)
Q1 2024B
$141
$151
$146
($5)
Q2 2024B
$163
$173
$186
($23)
Q3 2024B
$218
$187
$26
$192
Q4 2024B
$655
$659
$676
($21)
2024B
$766
$776
$784
($18)
2025E
$874
$887
2026E
$1,001
$1,059
2027E
$1,109
$1,198
2028E
$1,202
$1,215
2029E
$1,301
$1,327
2030E

% Difference	Q1 2024B	Q2 2024B	Q3 2024B	Q4 2024B	2024B	2025E	2026E	2027E	2028E	2029E	2030E
Incl. Change	(10.0%)	(6.7%)	(5.9%)	16.8%	(0.6%)	(1.3%)	(1.4%)	(5.5%)	(7.5%)	(1.1%)	(2.0%)
Excl. Change	2.8%	(3.4%)	7.4%	2.8%	2.6%	1.0%	(1.4%)	(5.5%)	(7.5%)	(1.1%)	(2.0%)

Source: Management Plan, FactSet. Note: Market data as of 4/16/24. Consensus estimates exclude brokers that have discontinued coverage and restricted brokers. Note[1]: Represents impact of Change Healthcare's outage due to cybersecurity issue.

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DRAFT Confidential Preliminary Valuation 36

Market Data: Reference

Confidential Preliminary Draft
Subject to Change

Implied Illustrative Share Price



$9.11
$18.49
Undisturbed Range (1)
$12.00
$14.00
$20.00
Mean/Median: $16.93/ $17.00
$13.66
$17.03
Mean/Median: $15.57/ $14.77
$13.31
$16.47
Mean/Median: $14.93/ $14.13
$13.95
$17.68
Mean/Median: $16.19/ $15.93
Undisturbed: $11.10 Current: $12.21 NMC Offer: $13.75

	Assumptions
52-Week Trading Range	▪ Based on closing day share prices for the 52-week period prior to the undisturbed date (2/23/2024) ▪ 52-week High: 7/17/23 ▪ 52-week Low: 1/11/24
Current Equity Research Price Targets	▪ Based on Brokers with price targets post NMC announcement (2/26/24) ▪ Excludes Brokers who have suspended price ratings ▪ High: TD Cowen (3/22/24) and Cantor (3/14/24) ▪ Low: Evercore (4/9/24)
Premiums Paid – All Deals	▪ Based on cash-only deals (excluding minority transactions) from last 10 years involving US targets with total EV between $5bn and $15bn ▪ Premium applied to undisturbed price of $11.10 as of 2/23/24 ▪ 25th Percentile: 23.0% / 75th Percentile: 53.4% ▪ Mean: 40.3% / Median: 33.1%
Premiums Paid – Sponsor LBOs	▪ Based on cash-only deals (excluding minority transactions) from last 10 years involving US targets with total EV between $5bn and $15bn and sponsor acquirers ▪ Premium applied to undisturbed price of $11.10 as of 2/23/24 ▪ 25th Percentile: 19.9% / 75th Percentile: 48.3% ▪ Mean: 34.5% / Median: 27.3%
Premiums Paid - Minority Squeeze Outs	▪ Represents transactions since 2004 involving US targets in which a majority shareholder acquired the remaining interest in the target ▪ Premium applied to undisturbed price of $11.10 as of 2/23/24 ▪ 25th Percentile: 25.7% / 75th Percentile: 59.3% ▪ Mean: 45.8% / Median: 43.5%

Source: FactSet, Wall Street Research, Deal Points. Note: Market data as of 4/16/24. Premiums paid data per FactSet, Dealogic, Company filings and Press. Note[1]: Low end based on Evercore's undisturbed target price prior to NMC 13-D filing on 2/26/24.

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Preliminary Valuation Analysis

Confidential Preliminary Draft
Subject to Change

Implied Illustrative Share Price | **Assumptions**



Discounted Cash Flow
$9.89
$16.28
Trading Multiples
$10.94
$14.98
$10.29
$15.02
Transaction Multiples
$11.24
$16.49
$20.73
Ensemble / Berkshire
Undisturbed: $11.10 Current: $12.21 NMC Offer: $13.75

Discounted Cash Flow

- Weighted average cost of capital range: 9.5% – 11.0%
- Perpetuity growth rate range: 3.5% – 4.5%
- Based on 2024-2030 Management Plan, discounted to 6/30/24 using mid-year convention

Trading Multiples

- Multiple range: 11.0x – 14.0x (2024)
- $655mm 2024E Adj. EBITDA per Management Plan

- Multiple range: 9.0x – 12.0x (2025)
- $766mm 2025E Adj. EBITDA per Management Plan

Transaction Multiples

- Multiple range: 11.5x – 15.5x
- $639mm[1] 12/31/23 PF LTM Adj. EBITDA
- Ensemble / Berkshire: 3/28/22; 18.7x LTM EBITDA

Source: Rover filings, Management Plan. Transaction multiples per company filings. Trading multiples per company filings and FactSet. Note: Market data as of 4/16/24. Assumes 6/30/24 transaction close for DCF and net debt of $2,189mm. Transaction and trading multiples implied share price calculated based on 12/31/23 net debt of $2,173mm. FDSO assumes 420.3mm basic shares outstanding, 2.7mm options with a weighted average exercise price of $3.41, 1.5mm IMH warrants with an exercise price of $6.00, 40.5mm TB/ASC warrants with an exercise price of $3.50, 12.2mm Providence warrants with an exercise price of $10.52 and 9.5mm RSUs/PBRSUs per Rover filings; option / warrant dilution based on treasury stock method; DCF includes 2.6mm shares from half a year of stock-based compensation dilution. Note[1]: 12/31/23 LTM Rover Adj. EBITDA of $614mm plus $25mm contribution from Acclara / Advata acquisition.

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Confidential Preliminary Draft Discounted Cash Flow Analysis Subject to Change ($ in millions, except for per share values) Projected Cash Flows Fiscal Year Ending December 31, 2024B 2025E 2026E 2027E 2028E 2029E 2030E Terminal Year Revenue $2,666 $2,913 $3,123 $3,392 $3,677 $3,962 $4,261 $4,261 % Growth 18.3% 9.2% 7.2% 8.6% 8.4% 7.8% 7.5% Adj. EBITDA $655 $766 $874 $1,001 $1,109 $1,202 $1,301 $1,301 % Margin 24.6% 26.3% 28.0% 29.5% 30.1% 30.3% 30.5% 30.5% (–) Depreciation (106) (127) (145) (157) (170) (184) (198) (213) (–) Stock-Based Compensation (84) (92) (95) (100) (108) (117) (125) (125) (–) Ongoing Restructuring / Integration Costs (114) (60) (35) (30) (30) (30) (30) (30) EBITA $352 $487 $599 $714 $800 $871 $947 $932 (–) Taxes (92) (119) (149) (178) (202) (221) (242) (238) Taxes as a % of EBITA 26.3% 24.4% 24.8% 25.0% 25.2% 25.4% 25.6% 25.5% NOPAT (Excl. Amortization) $259 $368 $451 $536 $599 $650 $705 $694 (+) Depreciation 106 127 145 157 170 184 198 213 (–) Capex (133) (146) (156) (170) (184) (198) (213) (213) (–) Change in NWC (65) (25) (24) (30) (29) (28) (29) (17) (–) Tax Related to Vesting of Equity Awards (26) (31) (32) (33) (36) (39) (42) (42) Unlevered Free Cash Flow $141 $294 $384 $461 $520 $569 $619 $635 (–) H1 2024 Free Cash Flow (13) - - - - - - - DCF Unlevered Free Cash Flow $128 $294 $384 $461 $520 $569 $619 $635 Value of NOLs 6/30/2024 NOL Starting Balance $63 $54 $36 $17 - - - NOLs Utilized (Assuming $18mm Annual 382 Limitation) 9 18 18 17 - - - NOL Tax Savings @ 21% Tax Rate $2 $4 $4 $4 - - - Discounted Cash Flow Sensitivity Analysis PV Implied Share Price at Perpetuity Growth Rate of: Implied Terminal Exit Multiple with Perpetuity Growth Rate of: WACC Cash Flows NOLs 3.5% 4.0% 4.5% 3.5% 4.0% 4.5% 9.50% $2,147 $11 $13.52 $14.78 $16.28 8.8x 9.7x 10.7x 10.25% 2,098 11 11.51 12.46 13.57 7.9x 8.5x 9.3x 11.00% 2,050 11 9.89 10.64 11.49 7.1x 7.6x 8.3x Source: Rover filings, Management Plan, NOL projections per Rover management. Note: Based on 2024-2030 Management Plan, discounted back to 6/30/24 using mid-year convention. FDSO assumes 420.3mm basic shares outstanding, 2.7mm options with a weighted average exercise price of $3.41, 1.5mm IMH warrants with an exercise price of $6.00, 40.5mm TB/ASC warrants with an exercise price of $3.50, 12.2mm Providence warrants with an exercise price of $10.52 and 9.5mm RSUs/PBRSUs per Rover filings; option / warrant dilution based on treasury stock method; includes 2.6mm shares from half a year of stock-based compensation dilution. 39

Select Trading Comparables

Confidential Preliminary Draft
Subject to Change

($ in millions, except per share values)

Company	Stock Price 4/16/2024	Enterprise Value	Equity Value	% of 52-Week High	'24E-'25E Growth Revenue	'24E-'25E Growth EBITDA	2024E Margin Gross	2024E Margin EBITDA	EV / EBITDA 2024E	EV / EBITDA 2025E	2023A Debt / EBITDA
HealthEquity	$80.27	$7,949	$7,217	95.0%	13.9%	18.9%	59.2%	38.8%	18.0x	15.1x	2.5x
genpact	30.63	6,384	5,679	66.6%	6.0%	7.6%	35.0%	18.4%	7.5x	7.0x	1.5x
EXL	29.46	4,922	5,013	82.0%	11.2%	12.5%	37.0%	21.5%	12.7x	11.3x	0.6x
evolent HEALTH	30.16	4,197	3,607	82.2%	16.0%	28.8%	22.1%	10.2%	16.6x	12.9x	4.0x
progyny	33.39	2,946	3,317	74.3%	20.4%	22.5%	23.8%	17.5%	13.0x	10.6x	NA
WNS	47.39	2,298	2,381	51.3%	9.6%	11.0%	37.1%	26.9%	6.3x	5.7x	0.6x
PREMIER	20.70	2,264	2,480	61.6%	3.2%	1.6%	65.4%	31.9%	5.4x	5.3x	0.3x
Omnicell	26.65	1,361	1,254	34.5%	6.2%	30.9%	43.0%	9.4%	13.6x	10.4x	4.2x
HealthStream	24.67	689	763	84.7%	5.4%	6.4%	65.9%	22.3%	10.5x	9.9x	NA
TruBridge	8.35	295	121	27.7%	6.8%	18.5%	47.6%	13.5%	6.4x	5.4x	4.2x
HealthCatalyst	5.53	254	342	38.5%	11.7%	51.8%	48.6%	8.0%	10.3x	6.8x	20.9x
25th Percentile				44.9%	6.1%	9.3%	36.0%	11.8%	7.0x	6.3x	0.6x
Mean				63.5%	10.0%	19.1%	44.1%	19.8%	10.9x	9.1x	4.3x
Median				66.6%	9.6%	18.5%	43.0%	18.4%	10.5x	9.9x	2.5x
75th Percentile				82.1%	12.8%	25.6%	53.9%	24.6%	13.3x	11.0x	4.2x
Undisturbed[1]											
Rover (Consensus)	$11.10	$7,286	$5,113	59.3%	14.1%[5]	16.8%[5]	28.3%[5]	25.4%[5]	10.7x[5]	9.1x[5]	3.6x[4]
Rover (Management)	11.10	7,286	5,113	59.3%	9.2%	16.9%	NA[3]	24.6%	11.1x	9.5x	3.6x[4]
At New Mountain Offer[2]											
Rover (Consensus)	$13.75	$8,575	$6,402	73.5%	12.1%	17.7%	28.4%	24.9%	13.0x	11.0x	3.6x[4]
Rover (Management)	13.75	8,575	6,402	73.5%	9.2%	16.9%	NA[3]	24.6%	13.1x	11.2x	3.6x[4]

Source: FactSet, Company filings, Management Plan. Note: Market data as of 4/16/24. Consensus Rover estimates exclude brokers that have discontinued coverage and restricted brokers. Note[1]: Market data as of undisturbed date of 2/23/24. Note[2]: Represents NMC offer price of $13.75 / share. Note[3]: Rover management gross margin not directly comparable to consensus estimate. Note[4]: 2023A EBITDA includes Rover Adj. EBITDA of $614mm plus $25mm contribution from Acclara / Advata acquisition. Note[5]: Statistics based on Rover's stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

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Confidential Preliminary Draft Select Precedent Transactions Subject to Change EV / LTM EBITDA Reference Only 25th Percentile: 14.6x Precedent Stock Deals Mean: 17.0x 30.4x 29.0x Median: 16.2x 75th Percentile 18.6x 21.1x 20.3x 18.7x 18.2x 17.9x 16.6x 15.7x 14.9x 15.4x 14.5x 14.1x Implied NMC (1) Offer Multiple : 11.5x 13.4x 9.6x Target (Healthcare) Acquiror Announcement Sep-23 Jun-22 Mar-22 Dec-21 Oct-21 Aug-21 Jan-21 Dec-20 Nov-18 Jun-18 Mar-18 Feb-18 Aug-16 Nov-15 Jan-22 Date Deal Value $1,731 $1,076 $5,000 $28,938 $1,735 $7,227 $13,051 $3,399 $5,650 $4,909 $1,200 $460 $2,384 $2,755 $4,054 ($mm) Rover LTM Trading Multiple 17.9x 20.1x 25.7x 26.7x 27.3x 24.1x 33.9x 32.6x NM NM NM NM NM NM 26.0x at time of deal % (Discount) / (19%) (22%) (27%) (42%) (26%) 20% (58%) (35%) NA NA NA NA NA NA 17% Premium to Rover 1 Source: Company filings. Note: Mean and median calculations on page exclude R1 acquisition of Cloudmed. Note : Based on 12/31/23 LTM Rover Adj. EBITDA of $614mm plus $25mm contribution from Acclara / Advata acquisition. 41

PRELIMINARY DRAFT Confidential Appendix – Qatalyst Partners 42

Rover Illustrative Statistics at Various Prices ($MM, except per share amounts) Rover Rover NMC Unaffected Current Draft Proposal as of 2/23/2024 (5) as of 4/16/2024 (2/26/2024) Illustrative Rover Valuation Statistics Illustrative Share Price: $11.10 $12.21 $13.75 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 Implied Transaction Premium Statistic Premium to Current Price (4/16/24) $12.21 (9%) - 13% 15% 23% 31% 39% 47% 56% 64% Premium to Price Prior to Public Disclosure of NMC Draft Proposal (2/23/24) (5) 11.10 - 10% 24% 26% 35% 44% 53% 62% 71% 80% Premium to Price Prior to Request for Waiver of Investor Rights (1/25/24) 10.17 9% 20% 35% 38% 47% 57% 67% 77% 87% 97% Premium to Current Enterprise Value (2) 7,826 (7%) - 10% 11% 17% 24% 30% 36% 42% 48% Premium to 30-Day VWAP (Prior to Public Disclosure of NMC Draft Proposal) (1) 10.31 8% 18% 33% 36% 45% 55% 65% 75% 84% 94% Premium to 60-Day VWAP (Prior to Public Disclosure of NMC Draft Proposal) (1) 10.41 7% 17% 32% 35% 44% 54% 63% 73% 83% 92% Premium to 90-Day VWAP (Prior to Public Disclosure of NMC Draft Proposal) (1) 10.67 4% 14% 29% 31% 41% 50% 59% 69% 78% 87% Premium to LTM VWAP (Prior to Public Disclosure of NMC Draft Proposal) (1) 13.42 (17%) (9%) 2% 4% 12% 19% 27% 34% 42% 49% Premium to LTM High Share Price 18.49 (40%) (34%) (26%) (24%) (19%) (13%) (8%) (3%) 3% 8% Premium to LTM Low Share Price 9.11 22% 34% 51% 54% 65% 76% 87% 98% 109% 120% Implied Valuation & Multiples Fully-Diluted Equity Value (2) $5,113 $5,653 $6,402 $6,524 $7,010 $7,497 $7,983 $8,470 $8,956 $9,443 Fully-Diluted Enterprise Value (2) $7,286 $7,826 $8,575 $8,697 $9,184 $9,670 $10,157 $10,643 $11,130 $11,616 Street Consensus Estimates Revenue Multiples (3) Statistic CY24E / NTM $2,644 2.7x 3.0x 3.2x 3.3x 3.5x 3.7x 3.8x 4.0x 4.2x 4.4x CY25E 2,956 2.4 2.6 2.9 2.9 3.1 3.3 3.4 3.6 3.8 3.9 Adj. EBITDA Multiples (3) CY24E / NTM $659 10.7x 11.9x 13.0x 13.2x 13.9x 14.7x 15.4x 16.1x 16.9x 17.6x CY25E 778 9.1 10.1 11.0 11.2 11.8 12.4 13.1 13.7 14.3 14.9 Rover Management Plan Revenue Multiples (4) CY24E / NTM $2,666 2.7x 2.9x 3.2x 3.3x 3.4x 3.6x 3.8x 4.0x 4.2x 4.4x CY25E 2,913 2.5 2.7 2.9 3.0 3.2 3.3 3.5 3.7 3.8 4.0 Adj. EBITDA Multiples (4) CY24E / NTM $655 11.1x 11.9x 13.1x 13.3x 14.0x 14.8x 15.5x 16.2x 17.0x 17.7x CY25E 766 9.5 10.2 11.2 11.4 12.0 12.6 13.3 13.9 14.5 15.2 Note: Current market prices as of April 16, 2024. (3) Rover Street projections based on FactSet mean consensus estimates as of April 16, 2024. (1) Volume-weighted average prices based on trading days per FactSet as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal. (4) Rover Management Plan provided by Rover Management in April 2024. 43 (2) Rover capitalization per Rover 10-K for the period ended December 31, 2023. Balance sheet statistics per Rover 10-K for the period ended December 31, 2023, pro (5) Statistics based on Rover’s stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal. forma for the close of the Acclara transaction per management as of March 2024. CONFIDENTIAL | PRELIMINARY DRAFT

Selected Technology Transaction Premia Premia in Selected >$1Bn Public Technology Transactions Since 2003 1- Day Premia Paid NMC Draft Proposal @ (1) Median: 28% 424 Total Transactions $13.75/share: 24% Premium Premium in Data Set 100 th 25 Percentile: 17% Premium Mean: 33% Premium 74 th 75 Percentile: 44% Premium 61 58 49 34 20 18 10 Premium Min Range: <10% 10% 20% 30% 40% 50% 60% 70% 80% Max Range: 10% 20% 30% 40% 50% 60% 70% 80% >80% # of Transactions 58 74 100 61 49 34 20 10 18 % of Total 14% 17% 24% 14% 12% 8% 5% 2% 4% % of Total At Or Below Range 14% 31% 55% 69% 81% 89% 93% 96% 100% Source: FactSet as of April 16, 2024. Note: Based on FactSet premia and unaffected dates for technology M&A transactions greater than $1Bn enterprise value since 2003. 44 (1) Represents premium to unaffected price as of February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal. CONFIDENTIAL | PRELIMINARY DRAFT 1-Day

Illustrative Cost of Capital Analysis

($MM, except per share information)

	Illustrative Cost of Equity Analysis					Betas			
						Historical (1)		Predicted (2)	
	Current Stock Price	FD Equity Value	Debt	Equity / Debt	Tax Rate	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
Rover (Street) (3)	$12.21	$5,653	$2,311	71% / 29%	21%	0.92	0.69	1.63	1.23
Selected Healthcare Technology									
HealthEquity	$80.27	$7,217	$937	89% / 11%	21%	0.92	0.83	1.05	0.95
Genpact	30.63	5,679	1,288	82% / 18%	24%	1.06	0.90	0.93	0.80
ExlService	29.46	5,013	200	96% / 4%	22%	1.38	1.34	1.05	1.02
Evolent Health	30.16	3,607	788	82% / 18%	14%	1.26	1.06	1.39	1.17
Progyny	33.39	3,317	0	100% / 0%	23%	1.32	1.32	1.10	1.10
Premier	20.70	2,480	155	94% / 6%	32%	0.48	0.46	1.08	1.04
Phreesia	23.00	1,426	0	100% / 0%	21%	1.29	1.29	1.61	1.61
Omnicell	26.65	1,254	575	69% / 31%	21%	1.01	0.74	1.81	1.33
HealthStream	24.67	763	0	100% / 0%	22%	0.72	0.72	0.54	0.54
Health Catalyst	5.53	342	230	60% / 40%	21%	1.10	0.72	1.66	1.08
TruBridge	8.35	121	200	38% / 62%	21%	0.93	0.40	1.35	0.58
Median				89% / 11%		*1.06*	*0.83*	*1.10*	*1.04*
Mean				83% / 17%		*1.04*	*0.89*	*1.23*	*1.02*

Sources: FactSet, Barra.
Note: Prices as of April 16, 2024. Debt includes currently outstanding face value of 'in-the-money' convertible debt and excludes minority interests. Excludes international companies.
(1) Based on Bloomberg betas as of March 28, 2024.
(2) Based on Barra betas as of March 29, 2024.
(3) Rover betas as of January 31, 2024, based on available betas prior to February 23, 2024, the trading day prior to public filing of the NMC Draft Proposal.

	Overall Betas	
	Historical Unlevered Beta	Predicted Unlevered Beta
Rover (Street) (3)	0.69	1.23
Overall Median	0.83	1.04
Illustrative Unlevered Beta Calculation		
67% Rover (Street) (3)	0.46	0.82
33% Overall Median	0.27	0.34
Illustrative Unlevered Beta	**0.74**	**1.17**

45

CONFIDENTIAL | PRELIMINARY DRAFT

Qatalyst PARTNERS

Illustrative Cost of Capital Analysis *(Continued)*

Cost of Capital Calculation - Equity Market Risk Premium / Unlevered Predicted Beta Sensitivity (4)		Cost of Equity			WACC		
Unlevered	*Equity Market Risk Prem.:*	*6.2%*	*6.7%*	*7.2%*	*6.2%*	*6.7%*	*7.2%*
Beta	*Debt as % of Cap.:*	*29%*	*29%*	*29%*	*29%*	*29%*	*29%*
1.17	***<--- Overall Blended***	14.5%	15.2%	15.9%	12.1%	12.6%	13.1%
1.23	***<--- Standalone***	15.0%	15.8%	16.5%	12.5%	13.0%	13.6%

Cost of Capital Calculation - Equity Market Risk Premium / Unlevered Historical Beta Sensitivity (5)		Cost of Equity			WACC		
Unlevered	*Equity Market Risk Prem.:*	*6.2%*	*6.7%*	*7.2%*	*6.2%*	*6.7%*	*7.2%*
Beta	*Debt as % of Cap.:*	*29%*	*29%*	*29%*	*29%*	*29%*	*29%*
0.74	***<--- Overall Blended***	12.9%	13.4%	13.9%	11.0%	11.4%	11.7%
0.69	***<--- Standalone***	12.6%	13.0%	13.4%	10.8%	11.1%	11.4%

Note: Unlevered Betas based on median of peer group.

(1) Based on 20-Year U.S. Interpolated Treasury Yield as of April 16, 2024. Source: FactSet.

(2) Long-horizon expected equity risk premium (historical) and Long-horizon expected equity risk premium (supply-side) based on Duff & Phelps Cost of Capital Navigator (2024).

(3) Size premium based on Duff & Phelps Cost of Capital Navigator (2024).

(4) Based on Barra betas as of March 29, 2024.

(5) Based on Bloomberg 5-year weekly betas as of March 28, 2024.

(6) Illustrative 8.0% pre-tax cost of debt based on interest rates on Term A Loan, Senior Revolver, and Term B Loan per Rover 10-K as of December 31, 2023. All Rover debt is floating-rate.

Market Assumptions	
Risk Free Rate (1)	4.9%
Market Risk Premium (2)	6.2% - 7.2%
Cost of Debt (6)	8.0%
Size Premium (3)	
Historical	2.0%
Predicted	0.0%

46

CONFIDENTIAL | PRELIMINARY DRAFT

Qatalyst PARTNERS

DRAFT Confidential Appendix - Barclays 47

Confidential Preliminary Draft Precedent Public HCIT Deals – DCF Assumptions Subject to Change Terminal Assumptions Announcement Date Target Acquiror PGR Exit Multiple WACC 09/06/23 2.0% - 3.0% - 8.9% - 10.6% 06/26/23 2.0% - 3.0% - 8.25% - 10.5% 02/08/23 2.5% - 3.5% - 11.25% - 13.5% Advisor 1 0.9% - 4.6% (implied) 8.0x - 10.5x 9.5% - 11.5% 09/05/22 Advisor 2 2.5% - 3.5% - 9.6% - 10.7% 06/21/22 - 8.0x - 12.0x 10.0% - 12.0% Advisor 1 2.5% - 3.5% - 8.5% - 9.5% 03/29/22 Advisor 2 4.5% - 5.5% - 10.6% - 11.6% Cloudmed - 20.0x - 24.0x 9.75% - 10.75% 01/10/22 R1 - 20.0x - 24.0x 9.5% - 10.5% Advisor 1 1.75% - 2.5% 8.4x - 13.6x (implied) 6.25% - 7.75% 12/20/21 Advisor 2 2.5% - 3.5% - 7.25% - 8.5% 08/19/21 3.0% - 4.0% - 8.0% - 9.0% 01/06/21 1.25% - 2.25% 8.5x - 12.4x (implied) 6.75% - 7.75% 12/21/20 4.0% - 4.5% - 9.0% - 10.0% Advisor 1 - 10.5x - 12.5x 10.5% - 12.0% 11/12/18 Advisor 2 5.3% - 7.1% (implied) 10.5x - 12.5x 10.0% - 11.0% Source: Company filings. 48

Confidential Preliminary Draft Discounted Cash Flow Analysis Subject to Change ($ in millions, except for per share values) Implied Share Price – PGR Method (4.0% PGR and 10.25% WACC) Sensitivities WACC NPV of Cash Flows $2,098 26.2% 9.50% 9.88% 10.25% 10.63% 11.00% NPV of Terminal Value 5,888 73.6% 3.5% $13.52 $12.46 $11.51 $10.67 $9.89 NPV of NOLs 11 0.1% Implied 3.8% $14.12 $12.98 $11.97 $11.07 $10.26 Share Total NPV $7,996 100.0% Price 4.0% $14.78 $13.54 $12.46 $11.50 $10.64 Less: 6/30/24 Net Debt (2,189) 4.3% $15.49 $14.16 $12.99 $11.96 $11.05 Equity Value $5,807 4.5% $16.28 $14.83 $13.57 $12.47 $11.49 Total Diluted Shares 466.072 Implied Share Price $12.46 WACC 9.50% 9.88% 10.25% 10.63% 11.00% 3.5% 8.8x 8.3x 7.9x 7.5x 7.1x Implied 3.8% 9.2x 8.7x 8.2x 7.8x 7.4x Terminal Exit Multiple 4.0% 9.7x 9.1x 8.5x 8.1x 7.6x 4.3% 10.2x 9.5x 8.9x 8.4x 8.0x 4.5% 10.7x 10.0x 9.3x 8.8x 8.3x Source: Rover filings, Management Plan, NOL projections per Rover management. Note: Based on 2024-2030 Management Plan, discounted back to 6/30/24 using mid-year convention. FDSO assumes 420.3mm basic shares outstanding, 2.7mm options with a weighted average exercise price of $3.41, 1.5mm IMH warrants with an exercise price of $6.00, 40.5mm TB/ASC warrants with an exercise price of $3.50, 12.2mm Providence warrants with an exercise price of $10.52 and 9.5mm RSUs/PBRSUs per Rover filings; option / warrant dilution based on treasury stock method; includes 2.6mm shares from half a year of stock-based compensation dilution. 49 PGR PGR

Confidential Preliminary Draft Premiums Paid Analysis (Cash Deals) Subject to Change Premium to Undisturbed Price 45 # of Transactions 142 25th Percentile 23.0% 40 Mean 40.3% 40 Median 33.1% 75th Percentile 53.4% 35 30 24 25 20 18 14 15 13 11 10 6 5 5 5 3 2 1 0 <0% 0% to 10% 10% to 20% 20% to 30% 30% to 40% 40% to 50% 50% to 60% 60% to 70% 70% to 80% 80% to 90% 90% to 100% >100% Source: FactSet, Dealogic, Press, Deal Points. Note: Data represents deals from last 10 years involving US targets with total EV between $5bn and $15bn. Includes cash-only transactions and excludes minority transactions. 50 Number of Transactions

Confidential Preliminary Draft Premiums Paid Analysis – LBOs (Cash Deals) Subject to Change Premium to Undisturbed Price 18 # of Transactions 56 25th Percentile 19.9% 16 Mean 34.5% 16 Median 27.3% 75th Percentile 48.3% 14 12 11 10 9 8 6 6 4 3 3 3 2 2 2 1 0 0 0 <0% 0-10% 10%-20% 20%-30% 30%-40% 40%-50% 50%-60% 60%-70% 70%-80% 80%-90% 90%-100% >100% Source: FactSet, Dealogic, Press, Deal Points. Note: Data represents deals from last 10 years involving US targets and Sponsor buyers with total EV between $5bn and $15bn. Includes cash-only transactions and excludes minority transactions. 51 Number of Sponsor-Led Transactions

Confidential Preliminary Draft Minority Squeeze Out Premiums Subject to Change Median Final Premium Paid Min 25th Perc. Mean Median 75th Perc. Max 75% 59% 2% 26% 46% 44% 59% 143% 45% 44% 50% 26% 25% 17% 0% 0% - 10% 10% - 20% 20% - 30% 30% - 40% 40% - 50% Shares Sought (%) Median % Change in Offer Price Min 25th Perc. Mean Median 75th Perc. Max 30% 0% 0% 14% 12% 18% 91% 20% 15% 15% 14% 11% 10% 0% 0% 0% - 10% 10% - 20% 20% - 30% 30% - 40% 40% - 50% Shares Sought (%) # of 3 7 10 6 7 Transactions Source: FactSet, Dealogic, Company filings, Press, Deal Points. Note: Data represents transactions since 1/1/04 involving US targets where the existing majority shareholder(s) acquired the remaining shares of the company. Deals involving the option of cash or stock conversion use the cash amount when calculating premium. Stock for stock transactions use the earlier of the undisturbed date or initial offer date when calculating initial premium and the later of the undisturbed date or merger agreement announcement date when calculating final premium. 52

Minority Squeeze Out Premiums *(cont'd.)*

Confidential Preliminary Draft
Subject to Change

($ in millions, except per share values)

Announcement Date	Target	Acquirer	Transaction Status	Deal Value	Ent. Value	Shares Owned (%)	Shares Sought (%)	Initial Offer	Final Offer	% Change	Initial Premium	Final Premium
2/26/2024	Agiliti	THL Partners	Pending	$458	$2,571	72%	28%	$10.00	$10.00	0%	31%	31%
12/8/2023	HireRight	General Atlantic, Stone Point, HireRight	Pending	$244	$1,615	75%	25%	$12.75	$14.35	13%	27%	43%
5/19/2023	GoHealth	CenterBridge, NVX, GoHealth, BCCJ	Cancelled	$105	$933	76%	24%	$20.00	$20.00	0%	15%	15%
5/18/2023	SciPlay	Light & Wonder	Complete	$529	$2,552	83%	17%	$20.00	$22.95	15%	29%	47%
11/17/2022	Willis Lease	Mitsui & Co, Fuyo General, JA Mitsui	Cancelled	$7	$2,108	97%	3%	$45.00	$50.00	11%	5%	17%
10/24/2022	Weber	BDT & MSD Partners	Complete	$885	$3,683	87%	13%	$6.25	$8.05	29%	24%	60%
10/2/2022	Myovant	Sumitomo Pharma	Complete	$1,239	$2,601	52%	48%	$22.75	$27.00	19%	27%	50%
6/21/2022	Convey Health	TPG Capital	Complete	$194	$1,038	75%	25%	$9.00	$10.50	17%	108%	143%
5/25/2022	StoneMor	Axar Capital	Complete	$119	$757	75%	25%	$3.00	$3.50	17%	32%	54%
12/1/2021	Razer	CVC Advisors, Razer	Complete	$1,380	$2,709	57%	43%	$0.36	$0.36	0%	44%	44%
8/30/2021	Independence	Geneve Holdings	Complete	$323	$762	63%	38%	$50.00	$57.00	14%	19%	36%
8/12/2021	Pilgrim's	JBS SA	Cancelled	$1,375	$9,142	80%	20%	$26.50	$28.50	8%	17%	26%
7/15/2021	SciPlay	Scientific Games	Cancelled	$418	$2,015	82%	18%	$17.02	$17.02	0%	11%	11%
11/12/2020	Urovant	Sumitomo Dainippon Pharma	Completed	$174	$648	70%	30%	$12.50	$16.25	30%	51%	96%
11/5/2020	Target Hospitality	TDR Capital	Cancelled	$56	$540	63%	37%	$1.50	$1.50	0%	59%	59%
10/5/2020	Eidos	BridgeBio Pharma	Complete	$1,515	$4,020	63%	37%	$38.31	$73.26	91%	21%	41%
9/4/2020	FBL Financial Group	Farm Bureau Property	Complete	$601	$1,569	61%	39%	$47.00	$61.00	30%	26%	64%
8/31/2020	Akcea Therapeutics	Ionis Pharma	Complete	$473	$1,497	76%	24%	$18.15	$18.15	0%	59%	59%
8/19/2020	Hudson Ltd.	Dufry AG	Completed	$302	$2,327	57%	43%	$7.70	$7.70	0%	50%	50%
11/27/2019	AVX	Kyocera	Complete	$1,030	$2,954	72%	28%	$19.50	$21.75	12%	30%	45%
7/25/2019	Empire Resorts	Genting Malaysia, Kien Huat Realty	Complete	$58	$971	84%	16%	$9.74	$9.74	0%	2%	2%
4/24/2019	Speedway Motorsports	Sonic Financial Corp.	Complete	$225	$939	72%	28%	$18.00	$19.75	10%	29%	42%
3/4/2019	Bluegreen Vacations	BBX Capital	Cancelled	$119	$1,640	90%	10%	$16.00	$16.00	0%	19%	19%
2/19/2019	HomeFed	Jefferies	Complete	$188	$631	70%	30%	$38.00	$40.90	8%	9%	17%
6/19/2018	Foundation Medicine	Roche	Complete	$2,433	$5,285	57%	43%	$133.00	$137.00	3%	25%	29%
1/9/2018	AmTrust	Stone Point Capital, AmTrust	Complete	$1,539	$3,131	55%	45%	$12.25	$14.75	20%	21%	45%
11/8/2017	Alon	Delek US Holdings	Complete	$185	$1,072	82%	18%	$11.80	$13.92	18%	3%	3%
12/12/2016	Alliance HealthCare	Tahoe Investment Group	Complete	$70	$658	51%	49%	$9.60	$13.25	38%	21%	67%
3/9/2016	Crown Media	Hallmark Cards	Complete	$176	$2,147	90%	10%	$5.05	$5.05	0%	2%	2%
3/7/2016	National Interstate	American Financial Group	Complete	$315	$642	51%	49%	$28.00	$32.00	14%	24%	42%
2/29/2016	Federal-Moful	Icahn	Complete	$306	$4,565	82%	18%	$7.00	$10.00	43%	41%	101%
1/15/2016	Synutra	beams Power Investment	Complete	$125	$648	64%	37%	$5.91	$6.05	2%	54%	58%
2/20/2015	GFI Group	BGC Partners	Completed	$283	$871	67%	33%	$5.25	$6.10	16%	69%	96%

	% Change	Initial Premium	Final Premium
MEDIAN	**12%**	**26%**	**44%**
MEAN	**14%**	**30%**	**46%**
25th Pct.	**0%**	**19%**	**26%**
75th Pct.	**18%**	**41%**	**59%**

Source: FactSet, Dealogic, Company filings, Press, Deal Points. Note: Data represents transactions since 1/1/04 involving US targets where the existing majority shareholder(s) acquired the remaining shares of the company. Deals involving the option of cash or stock conversion use the cash amount when calculating premium. Stock for stock transactions use the earlier of the undisturbed date or initial offer date when calculating initial premium and the later of the undisturbed date or merger agreement announcement date when calculating final premium.

BARCLAYS

53

Illustrative Weighted Average Cost of Capital Analysis

Confidential Preliminary Draft
Subject to Change

Cost of Capital Calculation

Cost of Equity	Rover Beta / Current Cap Structure	Rover Beta / Target Cap Structure[1]	Rover Beta / Peer Cap Structure	Peer Beta / Peer Cap Structure	Peer Beta / Target Cap Structure[1]
Market Risk Premium (Rm-Rf)[2]	7.17%	7.17%	7.17%	7.17%	7.17%
Unlevered Beta[3]	0.682	0.682	0.682	0.837	0.837
Levered Beta	0.891	0.839	0.743	0.913	1.030
Adjusted Market Risk Premium	6.4%	6.0%	5.3%	6.5%	7.4%
Risk-Free Rate of Return (Rf)[4]	4.9%	4.9%	4.9%	4.9%	4.9%
Cost of Equity (Ke)	11.3%	10.9%	10.2%	11.4%	12.3%
E/(D+E)	71.0%	76.5%	89.2%	89.2%	76.5%
Weighted Cost of Equity	**8.0%**	**8.3%**	**9.1%**	**10.2%**	**9.4%**
Cost of Debt					
Cost of Debt (Kd)[5]	8.1%	8.1%	9.3%	9.3%	8.1%
Marginal Tax Rate[6]	25.0%	25.0%	25.0%	25.0%	25.0%
After-Tax Cost of Debt	6.1%	6.1%	7.0%	7.0%	6.1%
D/(D+E)	29.0%	23.5%	10.8%	10.8%	23.5%
Debt / Equity	40.9%	30.7%	12.1%	12.1%	30.7%
Weighted Cost of Debt	**1.8%**	**1.4%**	**0.8%**	**0.8%**	**1.4%**
WACC	**9.8%**	**9.8%**	**9.9%**	**10.9%**	**10.8%**

Comparable Companies

Company	Debt / Equity	Debt / Capital	Cost of Debt[7]	Unlevered Beta[3]	Levered Beta
Evolent Health	21.8%	17.9%	9.3%	1.086	1.184
HealthEquity	12.1%	10.8%	6.7%	0.837	0.913
Omnicell	45.8%	31.4%	9.3%	0.750	0.818
HealthStream	-	-	9.3%	0.719	0.784
Progyny	-	-	9.3%	1.325	1.445
ExlService	4.0%	3.8%	6.5%	1.246	1.360
Genpact	22.7%	18.5%	6.5%	0.907	0.989
WNS	7.5%	7.0%	6.5%	1.006	1.097
TruBridge	164.8%	62.2%	8.4%	0.415	0.452
Health Catalyst	67.2%	40.2%	9.3%	0.738	0.805
Premier	6.2%	5.9%	9.3%	0.460	0.502
Peer Mean	**32.0%**	**18.0%**	**8.2%**	**0.863**	**0.941**
Peer Median	**12.1%**	**10.8%**	**9.3%**	**0.837**	**0.913**

Source: Company filings, Kroll, Bloomberg, Rover management. Note: Market data as of 4/16/24. Note[1]: Assuming target capital structure of 2.5x net leverage. Note[2]: Historical long-horizon expected equity risk premium per Duff & Phelps. Note[3]: Based on 5-year, weekly, Bloomberg raw beta. Note[4]: Risk-Free Rate based on current 20-year treasury yield as of 4/16/24. Note[5]: Peer capital structure cost of debt represents group median. Note[6]: Assumes marginal tax rate of 25% per Rover management. Note[7]: Cost of debt represents current weighted average yield to worst for existing debt unless otherwise noted; OMCL, HSTM, PGNY, HCAT and PINC cost of debt represents the average 4-year single B yield.

BARCLAYS

54

Confidential Preliminary Draft Barclays Disclaimer Subject to Change The preceding pages contain material that was provided to the Special Committee (the “Committee”) of Rover (the “Company”) by Barclays Capital Inc. (“Barclays”). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Committee and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Committee, the Company and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual corporate engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays. Moreover, any information provided herein was not prepared for or intended for use by any individual for personal, family or household purposes. Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company or were obtained from publicly available sources (approved for Barclays’ use by the Company) or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute a recommendation or investment, legal, tax, financial, accounting or other advice. Because these materials were prepared for use in the context of a presentation to the Committee, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays to the Committee (in their capacity as committee members and not in any individual capacity and is not for the benefit of any individual, including any individual officer, director, shareholder or any other person). These materials were not prepared for or intended for use by any individual for personal, family or household purposes nor were they prepared to comply with the disclosure standards under state and federal securities laws or any other applicable laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Committee, none of the Company, Barclays, their respective affiliates or any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material if used by persons other than the Committee. These materials are not intended to provide the sole basis for evaluation of the proposed corporate transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed corporate transaction. Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or any other party to any corporate transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company, the Committee or any individual officer, director, shareholder or any other person. Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments or in other financial products and instruments. Unless otherwise expressly agreed or provided for in other applicable Barclays disclosures governing such corporate transactions or required by law or regulation, Barclays conducts these activities as principal and executes its principal transactions as an arm’s length counterparty. Barclays does not act as a fiduciary in relation to these corporate transactions. These materials do not constitute investment advice nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any corporate transaction described herein. Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP. Neither Barclays Bank PLC, New York Branch nor Barclays Bank Delaware is responsible for the obligations of its affiliates. Copyright Barclays Bank PLC, 2024 (all rights reserved). 55

PRELIMINARY DRAFT Confidential Qatalyst Partners Disclaimer These materials have been prepared by Qatalyst Partners LP (including any affiliates “Qatalyst”) for the Qatalyst client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Qatalyst. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Qatalyst. Qatalyst assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, Qatalyst has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by Qatalyst in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Qatalyst, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. In this regard, by accepting this presentation, the Company acknowledges that (a) Qatalyst is not in the business of providing (and the Company is not relying on Qatalyst for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any transaction, (c) the Company should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) the Company should apprise senior management as to such legal, tax and accounting advice (and any risks associated with any transaction) and Qatalyst’s disclaimer as to these matters. Qatalyst does not provide tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Qatalyst to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Any discussion of tax matters in these materials may have been written in connection with the “promotion” or “marketing” of any transaction contemplated hereby. Accordingly, any taxpayer should seek advice based on such taxpayer’s particular circumstances from an independent tax advisor. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Qatalyst to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Qatalyst is not acting in any other capacity as a fiduciary to the Company. Qatalyst assumes no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under state or federal securities laws or otherwise, are intended for the benefit and use of the Company, and may not be reproduced, disseminated, quoted, summarized or referred to, in whole or in part, without the prior written consent of Qatalyst. These materials may not reflect information known to other professionals in other business areas of Qatalyst. Qatalyst is a full service securities firm providing investment banking and other services and products to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities or loans of the Company, potential counterparties, or any other company that may be involved in a transaction. Qatalyst is required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with it, which information includes the complete name and address and taxpayer ID number. Qatalyst may also request corporate formation documents, or other forms of identification, to verify information provided. n 56